UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Textron Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

To the Shareholders of Textron Inc.:

The 2012 annual meeting of shareholders of Textron Inc. will be held on Wednesday, April 25, 2012, at 11:00 a.m. at The Westin Providence, One West Exchange Street, Providence, Rhode Island for the following purposes:

1.  To elect the six directors named in the proxy statement to hold office until the next annual shareholders’ meeting;

2.  To approve Textron’s executive compensation;

3.  To approve the material terms of the performance goals under the Textron Inc. Short-Term Incentive Plan;

4.  To approve the material terms of the performance goals under the Textron Inc. 2007 Long-Term Incentive Plan;

5.  To ratify the appointment by the Audit Committee of Ernst & Young LLP as Textron’s independent registered public accounting firm for 2012; and

6.  To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

You are entitled to vote all shares of common stock registered in your name at the close of business on March 2, 2012. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person and vote your shares, your broker or bank must issue to you a proxy covering your shares.

Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as soon as possible so that your shares may be represented at the meeting. Shareholders of record also have the option of voting their shares via the Internet or by using a toll-free telephone number. Instructions on how to vote either via the Internet or by telephone are included on the proxy card.

A list of shareholders entitled to vote at the 2012 annual meeting will be open to examination by any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting, at Textron’s principal executive office, 40 Westminster Street, Providence, Rhode Island 02903.

By order of the Board of Directors,

E. Robert Lupone

Executive Vice President,

General Counsel and Secretary

Providence, Rhode Island

March 12, 2012

YOUR VOTE IS IMPORTANT

UNDER RECENT RULE CHANGES, BROKERS ARE NOT PERMITTED TO VOTE ON THE ELECTION OF DIRECTORS OR ON CERTAIN OTHER PROPOSALS WITHOUT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, IT IS IMPORTANT THAT YOU VOTE. WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2012:

The Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended December 31, 2011 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.textron.com under “Investor Relations — Annual Report & Proxy Materials”. The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at the request of registered holders. Please direct all inquiries to the Company at (401) 457-2353 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903.

TEXTRON INC.

PROXY STATEMENT

General

This proxy statement, which is being mailed on or about March 12, 2012, to each person entitled to receive the accompanying notice of annual meeting, is furnished in connection with the solicitation by the Board of Directors of Textron Inc. of proxies to be voted at the annual meeting of shareholders to be held on April 25, 2012, at 11:00 am, and at any adjournments or postponements thereof. Textron’s principal executive office is located at 40 Westminster Street, Providence, Rhode Island 02903.

Shareholders Who May Vote

All shareholders of record at the close of business on March 2, 2012 will be entitled to vote. As of March 2, 2012, Textron had outstanding 279,811,899 shares of common stock, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

Voting

All shareholders may vote by mail. Shareholders of record may also vote via the Internet or by using the toll-free telephone number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right portion of the proxy card, is designated to verify a shareholder’s identity and allow the shareholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card. Shareholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker.

If voting by mail, please complete, sign, date and return your proxy card enclosed with the proxy statement in the accompanying postage-paid envelope. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

You also may vote in person at the meeting. If your shares are held in the name of your broker or bank and you wish to vote in person at the meeting, you must request your broker or bank to issue you a proxy covering your shares.

Savings Plan Participants

If you are a participant in a Textron savings plan with a Textron stock fund as an investment option, the accompanying proxy card shows the number of shares allocated to your account under the plan. When you vote via the Internet or by telephone, or your proxy card is returned properly signed, the plan trustee will vote your proportionate interest in the plan shares in the manner you direct, or if you vote by mail and make no direction, in proportion to directions received from the other plan participants (except for any shares allocated to your Tax Credit Account under the Textron Savings Plan, which will be voted only as you direct). All directions will be held in confidence.

Changing or Revoking a Proxy

Whether voting by mail, via the Internet or by telephone, if you are a shareholder of record you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to Textron’s secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting.

Required Vote

A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on some routine matters but is prohibited from voting without your instructions on other non-routine matters. Routine matters include ratification of independent public accountants. Non-routine matters include the election of directors, the advisory vote to approve Textron’s executive compensation, and the votes on the material terms of the performance goals under the Short-Term Incentive Plan and the 2007 Long-Term Incentive Plan. Those items for which your broker cannot vote result in broker non-votes.

Election of each of the six nominees for director requires a vote of the majority of the votes cast at the meeting, which means that the number of shares voted “for” a nominee for director must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not counted for this purpose and will have no effect on the outcome of the election.

Approval of all other matters to be voted on at the meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as negative votes, and broker non-votes (when applicable) will have no effect on the outcome of the vote.

Costs of Proxy Solicitation

Textron pays all the cost of this solicitation of proxies. Textron will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations. In addition to solicitation by mail, Textron employees may solicit proxies by telephone, by electronic means and in person, without additional compensation for these services. Textron has hired Alliance Advisors, LLC of Bloomfield, New Jersey, a proxy solicitation organization, to assist in this solicitation process for a fee of $14,000, plus reasonable out-of-pocket expenses.

Confidential Voting Policy

Under Textron’s policy on confidential voting, individual votes of shareholders are kept confidential from Textron’s directors, officers and employees, except for certain specific and limited exceptions. Comments of shareholders written on proxies or ballots are transcribed and provided to Textron’s Secretary. Votes are counted by employees of American Stock Transfer & Trust Company, LLC (“AST”), Textron’s independent transfer agent and registrar, and certified by Inspectors of Election who are employees of AST.

Attending the Meeting

If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting stock of Textron on March 2, 2012 is acceptable proof to obtain admittance to the meeting. If you are a shareholder of record, no proof of ownership is required. All shareholders or their proxies should be prepared to present photo identification upon request for admission to the meeting.

ELECTION OF DIRECTORS

Currently, our Board of Directors is composed of twelve members formerly split among three classes of directors, designated Class I, Class II and Class III. At our 2010 annual meeting, shareholders approved a resolution to phase out the classification of the Board of Directors and instead provide for the annual election of directors. Therefore, at our 2011 annual meeting, directors previously designated as Class III were elected to hold office until the next annual meeting. They, along with the Class I directors whose terms expire at the 2012 annual meeting, other than Joe T. Ford, a director since 1998, who will retire effective as of the annual meeting, have been nominated for election at the 2012 annual meeting. The Board has decided to reduce its size to eleven members upon Mr. Ford’s retirement. The current terms of the Class II directors, along with all of the directors elected at the 2012 annual meeting, will expire at the 2013 Annual Meeting.

It is the intention of the persons named on the accompanying proxy card, unless otherwise instructed, to vote “For” each of the directors who have been nominated for election. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies will vote for the balance of the nominees and may vote for a substitute nominee designated by the present Board. Information is furnished below with respect to each nominee for election and each director continuing in office. The Board of Directors recommends a vote “FOR” each of the director nominees (Items 1 through 6 on the proxy card).

Nominees for Director

Scott C. Donnelly	Director Since 2009
Mr. Donnelly, 50, is Chairman, President and Chief Executive Officer of Textron. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s Aviation business unit, a position he had held since July 2005. GE’s Aviation business unit is a $16 billion maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly served as Senior Vice President of GE Global Research, one of the world’s largest and most diversified industrial research organizations with facilities in the U.S., India, China and Germany and held various other management positions since joining General Electric in 1989.

James T. Conway	Director Since 2011

Mr. Conway, 64, is a retired General in the United States Marine Corps who served as the 34th Commandant of the Marine Corps from 2006 through his retirement in 2010 and concurrently as a member of the Joint Chiefs of Staff. Prior to being named Commandant, Mr. Conway served as Director of Operations (J-3) on the Joint Chiefs of Staff. Among his previous postings were Commanding General of I Marine Expeditionary Force from 2002 through 2006, which involved two combat tours in Iraq, Commanding General of the 1st Marine Division, and President of the Marine Corps University.

Lawrence K. Fish	Director Since 1999

Mr. Fish, 67, is the retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a multi-state bank holding company. He was named Chairman, President and Chief Executive Officer upon joining the bank in 1992 and held that position until relinquishing the title of President in 2005 and the title of Chief Executive Officer in 2007 and retiring in March 2009. Mr. Fish also serves as Chairman of the Board of Directors of Houghton Mifflin Harcourt (since 2010) and as a director of Tiffany & Co. (since 2008) and NBH Holdings Corp. (since 2010).

Paul E. Gagné	Director Since 1995
Mr. Gagné, 65, is Chairman of Wajax Corporation, a leading Canadian distributor and support service provider of mobile equipment, industrial components and power systems, a position he has held since May 2006. Prior to assuming his current position he was President and Chief Executive Officer of Avenor Inc., a publicly-traded Canadian forest products company, serving in that capacity from 1991 until November 1997, when he left the company. In 1998, Mr. Gagné joined Kruger Inc., a Canadian privately held producer of paper and tissue, as a consultant in corporate strategic planning, serving in that capacity until December 2002. He has been on the Board of Wajax Corporation since 1996, and he is also a director of CAE Inc. (since 2006), and Inmet Mining Corporation (since 1996). In 2011, Mr. Gagné became a director of Ainsworth Lumber Co. Ltd. He also previously served as a director of Fraser Papers Inc. from 2005 through 2011.

Dain M. Hancock	Director Since 2005
Mr. Hancock, 70, was Executive Vice President of Lockheed Martin Corporation and President of Lockheed Martin’s Aeronautics Company until his retirement in January 2005. Lockheed Martin is principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. He joined Lockheed Martin in 1993 as Vice President when Lockheed acquired General Dynamics Corporation’s military aircraft business, with which Mr. Hancock began his industrial career. Mr. Hancock served in various key executive positions before becoming President of Lockheed Martin Tactical Aircraft Systems in 1995 and Executive Vice President of Lockheed Martin Corporation and President of the Aeronautics Company in 2000.

Lloyd G. Trotter	Director Since 2008
Mr. Trotter, 66, is a managing partner of GenNx 360 Capital Partners, a private equity buyout firm focused on industrial business-to-business companies. Mr. Trotter was Vice Chairman of General Electric Company, a diversified technology, media and financial services company, and President and Chief Executive Officer of GE Industrial, one of GE’s principal businesses, a role he assumed in 2006 and held until his retirement in February 2008. Mr. Trotter previously was Executive Vice President of Operations of GE and, from 2004 to 2006, he served as President and Chief Executive Officer of GE Consumer and Industrial, a role he assumed following the 2004 merger of GE’s Consumer Products, Industrial Systems and Supply businesses. He began his GE career in 1970 and held various production, technology and management positions in several GE businesses, before being named a GE Senior Vice President and President and Chief Executive Officer of Industrial Systems in 1998. Mr. Trotter also serves as a director of PepsiCo, Inc. (since 2008) and of Daimler A.G. (since 2009).

Class II Directors Continuing in Office — Terms Expiring in 2013

Kathleen M. Bader	Director Since 2004
Ms. Bader, 61, was President and Chief Executive Officer of NatureWorks LLC, which makes proprietary plastic resins and was formerly known as Cargill Dow LLC, until her retirement in January 2006. Formerly she was a Business President of a $4.2 billion plastics portfolio at the Dow Chemical Company, a diversified chemical company. She joined Dow in 1973, held various management positions in Dow’s global and North American operations, before becoming Chairman, President and Chief Executive Officer of Cargill Dow LLC, at the time an equal joint venture between Dow and Cargill Incorporated, in February 2004. She assumed the position of President and Chief Executive Officer of NatureWorks in February 2005 following Cargill’s acquisition of Dow’s interest in Cargill Dow. In 2011, Ms. Bader became a director of Tyson Foods, Inc. She previously served as a director of Halliburton Company from 2007 to 2008 and served for seven years on President Bush’s Homeland Security Advisory Council.

R. Kerry Clark	Director Since 2003
Mr. Clark, 59, is the retired Chairman and Chief Executive Officer of Cardinal Health, Inc., a leading provider of services supporting the health care industry. He joined Cardinal Health in April 2006 as President and Chief Executive Officer, became Chairman in November 2007 and retired in September 2009. Prior to joining Cardinal Health he was Vice Chairman of the Board, P&G Family Health, and a director of The Procter and Gamble Company, which markets consumer products in over 140 countries, from 2002-2006. He joined Procter and Gamble in 1974 and served in various key executive positions before becoming Vice Chairman of the Board in 2002, and held that position until leaving the company in April 2006. Mr. Clark became a director of General Mills, Inc. in 2009 and a director of Avnet, Inc. in 2012 and is also a partner and director of Hauser Capital Partners LLC, an investment firm.

Ivor J. Evans	Director Since 2003
Mr. Evans, 69, has been an Operating Partner at HCI Equity Partners (formerly, Thayer | Hidden Creek), a private equity firm, since April 2005. Mr. Evans served as Vice Chairman of Union Pacific Corporation, one of America’s leading transportation companies until his retirement in March 2005. He joined Union Pacific in 1998 as President and Chief Operating Officer of the Union Pacific Railroad, and became Vice Chairman in January 2004. From 1989 to 1998, he served in various executive positions at Emerson Electric Company, including Senior Vice President, Industrial Components and Equipment. Mr. Evans is a director of Cooper Industries (since 2003), Meritor, Inc. (since 2005), Spirit AeroSystems (since 2005) and Roadrunner Transportation Systems, Inc. (since 2005).

Lord Powell of Bayswater KCMG	Director Since 2001

Lord Powell, 70, previously served as Private Secretary and advisor on foreign affairs and defense to British Prime Ministers Margaret Thatcher and John Major from 1983 to 1991. He is a director of LVMH Moët Hennessy-Louis Vuitton (since 1996), Caterpillar Inc. (since 2000), Mandarin Oriental Hotel Group (since 1992), Schindler Holding Ltd. (since 2003), and Hong Kong Land Holdings Limited (since 2008) and was a director of Yell Group (from 2002-2009).

James L. Ziemer	Director Since 2007
Mr. Ziemer, 62, was the President and Chief Executive Officer and a director of Harley-Davidson, Inc. until his retirement in April 2009. Harley-Davidson, Inc. is the parent company for the group of companies doing business as Harley-Davidson Motor Company which design, manufacture and sell motorcycles and related parts and accessories, and Harley-Davidson Financial Services, which provides related financing and insurance. Mr. Ziemer had been a director of Harley-Davidson, Inc. since December 2004 and was named President and Chief Executive Officer in April 2005. He previously served as Vice President and Chief Financial Officer of Harley-Davidson from December 1990 to April 2005 and President of The Harley-Davidson Foundation, Inc. from 1993 to 2006. Mr. Ziemer is also a director of Thor Industries, Inc. (since 2010).

The Board of Directors

Experience, Qualifications, Attributes and Skills

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. All of our current Board members share certain qualifications and attributes consistent with these criteria, which are set forth in the Company’s Corporate Governance Guidelines and Policies and are summarized below under “Board Committees — Nominating and Corporate Governance Committee”. These criteria include possessing specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated core business competencies, including high achievement and a record of success. All of our Board members are enthusiastic about Textron and devote sufficient time to be fully engaged in their role as a Textron Board member. Finally, all of our directors, other than our current CEO, satisfy the independence standards established by the New York Stock Exchange.

As discussed below, Textron’s directors have experience with businesses that operate in industries in which Textron operates, such as the defense, aviation, manufacturing and finance industries, or that involve skills, such as marketing or product branding, that are implicated by Textron’s operations. The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating and Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

•	Mr. Donnelly, Textron’s current Chairman, President and CEO, has significant experience, gained in a variety of positions at General Electric and Textron, in the aerospace and defense sector, innovation, manufacturing, portfolio management, talent development and business processes. Mr. Donnelly brings to the Board first-hand, real-time experience in, and understanding of, Textron operations gained through his service with the Company as Chief Operating Officer and now Chairman, President and CEO.

•	Ms. Bader has significant experience in strategic planning and change management, acquired through her leadership roles at Dow Chemical Company and NatureWorks LLC; she has expertise in managing strategic business process implementation and its attendant cultural transformation within global industrial business environments. She also brings to Textron extensive experience in managing turnarounds, Six Sigma, customer loyalty and employee satisfaction and the expansion of international business.

•	Mr. Clark provides the Board with extensive expertise in establishing brand equity worldwide and extending strategic initiatives globally, developed through his 30-year career at Procter and Gamble, as well as leadership in enhancing customer service and advancing customer relationships. His experience as CEO of Cardinal Health provides additional insight and value in corporate governance, talent development, change management, marketing and business development.

•	Mr. Conway managed significant operating budgets and addressed complex operational and strategic issues in his roles as a senior Marine Corps officer and his positions as Commandant and as a member of the Joint Chiefs of Staff. Mr. Conway’s deep understanding of the U.S. military and broad knowledge of the defense industry and international security issues, combined with his demonstrated leadership and management skills, make him a valuable strategic advisor, especially with respect to our defense businesses.

•	Mr. Evans has extensive experience in several industries in which Textron operates, including the transportation and manufacturing industries. His considerable experience in restructuring and cost containment, developed through his work with Emerson and Union Pacific, contributes to the Board’s evaluation of the Company’s long-term strategic plans and actions to improve cost productivity. His work at HCI Equity Partners brings to the Textron Board valuable experience and insight in portfolio management, mergers and acquisitions, corporate finance and operations management.

•	Mr. Fish has significant experience in the highest levels of leadership in the financial sector and brings to Textron considerable expertise in banking and commercial finance, corporate governance, corporate finance and the domestic and international financial markets. This experience assists the Board in its oversight of the Company’s finance business and other financial matters of importance to the Company.

•	Mr. Gagné has significant executive management and financial management experience as well as expertise in corporate strategic planning and risk management, gained through his service and leadership roles in a number of business enterprises, including as CEO of Avenor Inc., a Canadian public company. Mr. Gagné provides Textron with a seasoned assessment of Canadian business opportunities and practices and other international business opportunities. He is also an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission and brings to the Audit Committee exceptional experience and understanding in the auditing and accounting fields.

•	Mr. Hancock’s extensive expertise in driving and growing business within the highly competitive aerospace and defense arena, developed through his 39-year career at Lockheed Martin and General Dynamics, provides insight to the Board in overseeing Textron’s defense and aerospace businesses. He brings to Textron a deep understanding of working with the Department of Defense (i.e. program management, contracting, international defense markets), as well as aerospace manufacturing and general management.

•	Lord Powell has extensive international business and national security experience garnered through distinguished high-level government service and service in the private sector. He is an expert on many global regions where Textron does business and has keen insight into geopolitical considerations that affect Textron’s efforts to increase its worldwide footprint. He also has a deep understanding of two significant Textron markets: international defense industries and the requirements of governments for equipment and services and has developed significant experience in matters relevant to executive compensation.

•	Mr. Trotter has significant experience through his leadership roles within General Electric, a diversified company with a financial services component in a variety of fields of importance to Textron. He has broad expertise in building powerful brands worldwide, implementing world-class processes and developing talented people. He also has deep knowledge of manufacturing operations, supply chain management and the development of international business opportunities, each of which is important to Textron’s operations.

•	Mr. Ziemer provides the Board with extensive expertise in establishing brand equity worldwide and leadership in fostering outstanding customer satisfaction and loyalty, developed through his 40-year career at Harley-Davidson. Mr. Ziemer’s significant experience with the captive finance business model assists the Board in its oversight of our Textron Financial business, and he is an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission.

Meetings and Organization

During 2011, the Board of Directors held seven regular meetings and one special meeting. The Board has standing Audit, Nominating and Corporate Governance, and Organization and Compensation committees. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and also the annual meeting of shareholders. All directors attended at least 75% of the total number of Board and applicable committee meetings. All directors attended the 2011 annual meeting of shareholders.

Corporate Governance

Textron’s Corporate Governance Guidelines and Policies, originally adopted in 1996 and most recently revised in September 2010, meet or exceed the listing standards adopted by the New York Stock Exchange and are posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance/Governance Guidelines and Policies,” and are also available in print upon request to Textron’s Secretary.

Code of Ethics

Textron’s Business Conduct Guidelines, originally adopted in 1979 and most recently revised in September 2010, are applicable to all employees of Textron including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to directors with respect to their responsibilities as members of the Board of Directors. The Business Conduct Guidelines are posted on Textron’s website, www.textron.com, under “About Textron — Our Commitment/Code of Ethics,” and are also available in print upon request to Textron’s Secretary. Any amendments to the Business Conduct Guidelines or the grant of a waiver from a provision of the Business Conduct Guidelines requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on our website, at the address specified above.

Director Independence

The Board of Directors has determined that Ms. Bader, Messrs. Clark, Conway, Evans, Fish, Ford, Gagné, Hancock, Trotter and Ziemer and Lord Powell, are independent, as defined under the listing standards of the New York Stock Exchange, based on the criteria set forth in the Textron Corporate Governance Guidelines and Policies which are posted on Textron’s website as described above. In making its determination, the Board examined relationships between directors or their affiliates with Textron and its affiliates and determined that each such relationship did not impair the director’s independence. Specifically, the Board considered the fact that: (a) in 2007, Mr. Ford’s company, Wooster Capital, LLC, purchased a 6.25% interest in a business jet from CitationAir (formerly CitationShares), a Textron company, as described under “Transactions with Related Persons” on page 47; and (b) in each of 2009, 2010 and 2011, the Textron Charitable Trust made a $10,000 donation to Friends of Atlantic Partnership Inc., the sister organization to the Atlantic Partnership for which Lord Powell serves as Chairman.

Other Directorships

Textron’s Corporate Governance Guidelines and Policies limit the number of other public company boards on which non-management directors may serve to five in the case of a director who is not a public company chief executive officer and three in the case of a director who is a chief executive officer of a public company.

Leadership Structure

Historically, as reflected in Textron’s Corporate Governance Guidelines and Policies, the Board has determined that the practice of combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of Textron and its shareholders. This is because, due to the size and multi-industry nature of the Company’s business, the Board believes that the CEO, with his extensive knowledge of the Company’s businesses and full time focus on the business affairs of the Company, makes a more effective Chairman than an independent director. The Board has committed to review, at least once every two years, whether combining these positions serves the best interests of Textron and its shareholders.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees, with each director being a full and equal participant. The Board is committed to high standards of corporate governance and its Corporate Governance Guidelines and Policies were designed, in part, to ensure the independence of the Board and include a formal process for the evaluation of CEO performance by all non-employee Board members. The evaluation is used by the Organization and Compensation Committee as a basis to recommend the compensation of the CEO. In addition, the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee are composed entirely of independent directors. Each of these committees’ charters provides that the committee may seek the counsel of independent advisors and each routinely meets in an executive session without management present. The Board and each of its three principal committees perform an annual self-evaluation.

The independent Directors annually designate a director from among the chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee to serve as Lead Director who will, among other functions, preside at all meetings of the Board at which the Chairman is not present, serve as liaison, when needed, between the CEO and the independent Directors, and approve Board meeting agendas and the type of materials to be distributed to the Board. Textron’s Corporate Governance Guidelines and Policies also require that the Board meet in executive session for non-management directors without management present at each regularly scheduled Board meeting. Textron’s Lead Director presides at such sessions. Additional executive sessions may be convened at any time at the request of a director, and, in such event, the Lead Director presides. During 2011, the independent directors met in executive session without management present during all but one of the Board’s eight meetings. Currently, Mr. Fish serves as Lead Director. The Nominating and Corporate Governance Committee reassesses on an annual basis the continuing effectiveness of the role of Lead Director.

Risk Oversight

The Board oversees the Company’s enterprise risk management process. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board on a periodic basis. These reviews occur at an annual dedicated risk management session and as part of the Board’s annual review of the Company’s strategy. Although the full Board is responsible for this oversight function, the Organization and Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee assist the Board in discharging its oversight duties.

The Organization and Compensation Committee reviews risks related to the subject matters enumerated in its charter, including risks associated with the Company’s compensation programs, to provide incentive compensation arrangements for senior executives that do not encourage inappropriate risk taking. The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible as identified in its charter, including risks associated with corporate governance. Similarly, the Audit Committee discusses with management and the independent auditor, as appropriate, (i) risks related to its duties and responsibilities as described in its charter, (ii) management’s policies and processes for risk assessment and risk management and (iii) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks.

Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board itself remains responsible for the oversight of the Company’s risk management program.

Shareholder Communications to the Board

Shareholders or other interested parties wishing to communicate with the Board of Directors, the Lead Director, the non-management directors as a group or with any individual director may do so by calling (866) 698-6655 (toll-free) or (401) 457-2269, writing to Board of Directors at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, or by e-mail to textrondirectors@textron.com. The telephone numbers and addresses are also listed on the Textron website. All communications received via the above methods will be sent to the Board of Directors, the Lead Director, the non-management directors or the specified director.

Compensation of Directors

During 2011, for their service on the Board, non-employee directors were paid an annual retainer of $215,000 ($100,000 of which must be deferred and paid in the form of stock units, as discussed below). The annual retainer is prorated for directors who join the Board during the fiscal year. Non-employee directors who served on the Executive Committee or one of the standing committees, other than the Audit Committee, received $1,500 for each committee meeting attended. Non-employee directors who served on the Audit Committee received $2,500 for each committee meeting attended. Textron reimburses each director for his or her expenses in attending Board or committee meetings. The chairmen of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee received, respectively, an additional $15,000, $10,000 and $12,500, and the Lead Director an additional $15,000.

Textron maintains a Deferred Income Plan for Non-Employee Directors (the “Directors Deferred Income Plan”) under which they can defer all or part of their cash compensation until retirement from the Board. Deferrals are made either into an interest bearing account which bears interest at a monthly rate that is one-twelfth of the greater of 8% and the average for the month of the Moody’s Corporate Bond Yield Index, but in either case, not to exceed a monthly rate equal to 120% of the Applicable Federal Rate as provided under Section 1274(d) of the Internal Revenue Code, or into an account consisting of Textron stock units, which are equivalent in value to Textron common stock. Textron credits dividend equivalents to the stock unit account. Each year, directors are required to defer a minimum of $100,000 of their annual retainer into the stock unit account.

Textron sponsors a Directors Charitable Award Program which contributes up to $1,000,000 to the Textron Charitable Trust on behalf of each participating director upon his or her death, and the Trust donates 50% of that amount in accordance with the director’s recommendation among up to five charitable organizations. In most cases, payment of the contributions ultimately is recoverable from life insurance policies that Textron maintains on the lives of directors for this purpose. In 2011, Textron paid a total of $57,809 in premiums on the policies insuring our current directors. The directors do not receive any direct financial benefit from this program since the insurance proceeds and charitable deductions accrue solely to Textron. The program was closed to new participants in 2004. Non-employee directors also are eligible to participate in the Textron Matching Gift Program under which Textron will match contributions of directors and full-time employees to eligible charitable organizations at a 1:1 ratio up to a maximum of $7,500 per year.

In February 2010, Textron restructured its program for allowing non-employee directors access to personal use of its aircraft. In order to reduce the cost of the program, increase available flight hours and improve scheduling flexibility, Textron conveyed management and control of a Citation X to CitationAir in return for CitationAir operating a program which bases the hourly expense for use of its aircraft upon the direct and indirect operating expenses to Textron of the Citation X. Non-employee directors are required to reimburse Textron per flight hour based upon this hourly expense multiplied by a ratio factor assigned to the various aircraft in the CitationAir fleet.

Non-employee directors are eligible to receive awards of options, restricted stock, restricted stock units, stock appreciation rights, performance stock, performance share unit or other awards granted under the Textron Inc. 2007 Long-Term Incentive Plan. Other than a one-time grant of restricted stock received upon joining the Board, they currently do not receive any such awards. This grant of restricted stock, currently in the amount of 2,000 shares, does not vest until the director has completed at least five years of Board service and all successive terms of Board service to which he or she is nominated and elected or in the event of death or disability or a change in control of Textron.

In order to align the financial interests of our directors with the interests of our shareholders, we require that our directors maintain a specified level of stock ownership equal to eight times the portion of their annual retainer payable in cash; toward this end, we require all non-employee directors to defer a minimum of $100,000 of their annual retainer into the stock unit account of the Directors Deferred Income Plan. All directors currently meet the stock ownership requirement which allows them to achieve the required level of ownership over time in the case of directors who have more recently joined the Board. We also have a stock retention policy restricting non-employee directors from transferring stock units or restricted stock while they serve on the Board.

In December 2011, following a review of the non-employee directors’ compensation and benefits program by the Nominating and Corporate Governance Committee, on recommendation of the committee, the Board determined not to make any modifications to the program for 2012.

Employee directors do not receive fees or other compensation for their service on the Board or its committees.

Director Compensation Table

The following table provides 2011 compensation information for our directors other than Mr. Donnelly, whose compensation is reported in the Summary Compensation Table on page 31.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Kathleen M. Bader	$145,000	$100,000	$13,152	$258,152
R. Kerry Clark	137,500	100,000	19,535	257,035
James T. Conway(4)	94,720	119,262	14,353	228,335
Ivor J. Evans	136,500	100,000	32,622	269,122
Lawrence K. Fish	148,637	100,000	13,750	262,387
Joe T. Ford	119,500	100,000	0	219,500
Paul E. Gagné	150,500	100,000	0	250,500
Dain M. Hancock	143,500	100,000	0	243,500
Lord Powell of Bayswater KCMG	152,863	100,000	0	252,863
Lloyd G. Trotter	131,500	100,000	0	231,500
Thomas B. Wheeler(5)	30,250	40,957	0	71,207
James L. Ziemer	161,000	100,000	0	261,000

(1)	The fees disclosed in this column do not include $100,000 of annual retainer for each director (and a prorated amount for Mr. Conway and Mr. Wheeler) which they were required to defer into the stock unit account under the Directors Deferred Income Plan.

(2)	The amounts in this column represent the grant date fair value, in accordance with financial accounting standards, of the portion of the director’s annual retainer deferred into the stock unit account under the Directors Deferred Income Plan and, for Mr. Conway, the grant of 2,000 restricted shares which he received upon joining the Board. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 12 Share-Based Compensation in Textron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3)	The amounts in this column represent (i) the cost of life insurance premiums relating to the Directors Charitable Award Program described above for Ms. Bader, Mr. Clark and Mr. Evans; the premiums for Mr. Fish, Mr. Ford, Mr. Gagné, Lord Powell and Mr. Wheeler have been fully paid, and the other directors do not participate in the program because they joined the Board after the program was closed to new participants, (ii) the amount of matching contributions made by the Company on behalf of participating directors pursuant to the Textron Matching Gift Program which was $7,500 for Mr. Evans and $13,750 for Mr. Fish ($6,250 of which was paid in respect of a year-end 2010 contribution), and (iii) the aggregate incremental cost to Textron of a CitationAir flight to transport Mr. and Mrs. Conway to a personal destination after attending a Company event due to scheduling challenges and the aggregate incremental cost to Textron of Mrs. Conway attending another Company-sponsored event.

(4)	Mr. Conway joined the Board in April 2011.

(5)	Mr. Wheeler retired from the Board in April 2011.

Board Committees

Executive Committee

Textron’s Board maintains an Executive Committee which has the power, between meetings of the Board of Directors, to exercise all of the powers of the full Board, except as specifically limited by Textron’s Amended and Restated By-Laws and Delaware law. Currently, Mr. Donnelly, Mr. Fish, Lord Powell and Mr. Ziemer comprise the Executive Committee which met four times during 2011.

Audit Committee

The Audit Committee pursuant to its charter, as amended in December 2010, assists the Board of Directors with its oversight of (i) the integrity of Textron’s financial statements, (ii) Textron’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of Textron’s internal audit function and independent auditor. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of Textron’s independent auditors. A copy of the charter is posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance/Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary. The following six independent directors presently comprise the committee: Mr. Ziemer (Chairman), Ms. Bader, Mr. Conway, Mr. Evans, Mr. Gagné and Mr. Hancock. The Board has determined that each member of the committee is independent as independence is defined for audit committee members in the listing standards of the New York Stock Exchange. No member of the committee simultaneously serves on the audit committees of more than three public companies, except for Mr. Gagné who serves on three audit committees in addition to Textron’s. The Board of Directors has determined that Mr. Gagné’s service on four audit committees does not impair his ability to effectively serve on Textron’s Audit Committee. The Board of Directors has determined that Mr. Gagné and Mr. Ziemer each are “audit committee financial experts” under the criteria adopted by the Securities and Exchange Commission. During 2011, the committee met nine times and a subcommittee of the Audit Committee met once.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee pursuant to its charter, as amended in July 2010, (i) identifies individuals to become Board members, and recommends that the Board select the director nominees for the next annual meeting of shareholders, (ii) develops and recommends to the Board a set of corporate governance principles applicable to Textron and (iii) makes recommendations on compensation of the Board of Directors. A copy of the committee’s charter is posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance/Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary.

In making its recommendations on director nominees to the Board, the committee will consider suggestions regarding possible candidates from a variety of sources, including shareholders. Nominees suggested by shareholders will be communicated to the committee for consideration in the committee’s selection process. Shareholder-recommended candidates are evaluated using the same criteria used for other candidates. The committee also periodically retains a third-party search firm to assist in the identification and evaluation of candidates. Though the committee does not have a formal policy for considering diversity in identifying nominees for director, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives.

Textron’s Amended and Restated By-Laws contain a provision which imposes certain requirements upon nominations for directors made by shareholders at the annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected. Shareholders wishing to nominate an individual for director at the annual meeting must submit timely notice of nomination within the time limits described below under the heading “Shareholder Proposals and Other Matters for 2013 Annual Meeting” on page 52, to the committee, c/o Textron’s Secretary, along with the information described in our By-Laws.

The committee annually reviews the Board of Directors’ composition, the appropriate size of the Board, the results of the review of the Board’s overall performance and the strategy of the Company to determine future requirements for Board members over the next year or two. All candidates are evaluated against those requirements and the criteria for membership to the Board set forth in the Corporate Governance Guidelines and Policies including: (i) exemplary personal ethics and integrity; (ii) specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board; (iii) core business competencies of high achievement and a record of success; (iv) financial literacy and a history of making good business decisions and exposure to best practices; (v) interpersonal skills that maximize group dynamics, including respect for others; (vi) strong communications skills and confidence to ask tough questions; and (vii) enthusiasm for Textron and sufficient time to be fully engaged. The committee must also take into account our By-Laws which provide that no person shall be elected a director who has attained the age of 72. In addition, the Guidelines and Policies provide that no more than three of the Company’s directors will not be independent under the standards of the New York Stock Exchange. All recommendations of nominees to the Board by the committee are made solely on the basis of merit.

In making its recommendations on Board compensation, the committee annually reviews the director compensation and benefits program and consults with outside board compensation advisors, as appropriate.

The following seven directors presently comprise the committee: Mr. Fish (Chairman), Ms. Bader, Mr. Clark, Mr. Conway, Mr. Evans, Mr. Ford and Mr. Trotter. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2011, the committee met four times.

Organization and Compensation Committee

The Organization and Compensation Committee pursuant to its charter, as revised in December 2011, (i) approves compensation arrangements, including merit salary increases and any annual and long-term incentive compensation, with respect to the Chief Executive Officer and other executive officers of the Company; (ii) oversees and, where appropriate, approves compensation arrangements applicable to other corporate officers; (iii) amends any executive compensation plan or nonqualified deferred compensation of the Company and its subsidiaries to the same extent that the plan may be amended by the Board; (iv) administers the executive compensation plans and nonqualified deferred compensation plans of the Company and its subsidiaries; (v) approves the Chief Executive Officer’s and other executive officers’ responsibilities and performance against pre-established performance goals; and (vi) plans for the succession of the Company’s management. A copy of the committee’s charter is posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance/Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary. See the Compensation Discussion and Analysis (CD&A), beginning on page 17 for more information on the committee’s processes and the role of management and consultants in determining the form and amount of executive compensation. The following five directors presently comprise the committee: Lord Powell (Chairman), Mr. Clark, Mr. Gagné, Mr. Hancock and Mr. Trotter. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2011, the committee met seven times.

Compensation Committee Interlocks and Insider Participation

The members of the Organization and Compensation Committee during fiscal year 2011 consisted of Lord Powell, who served as the Chairman, Mr. Clark, Mr. Evans, Mr. Gagné, Mr. Hancock and Mr. Trotter. No member of the Organization and Compensation Committee is or has been an executive officer or employee of Textron (or any of its subsidiaries), and no “compensation committee interlocks” existed during fiscal year 2011.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2011, unless otherwise noted, by:

•	Each person or group known by us to own beneficially more than 5% of our common stock;

•	Each of our directors;

•	Each of our named executive officers, as defined under Securities and Exchange Commission rules (“NEOs”); and

•	All of our directors and executive officers as of 2011 year end as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable, or restricted stock units that will vest, within 60 days of December 31, 2011, and shares held for the executive officers by the trustee under the Textron Savings Plan, are considered outstanding and beneficially owned by the person holding the option or unit or participating in the Plan but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned, except in those cases in which the voting or investment power is shared with the trustee or as otherwise noted.

Directors and Executive Officers	Number of Shares of Common Stock		Percent of Class
Kathleen M. Bader	20,262	(1)	*
John D. Butler	228,880	(2)(3)	*
R. Kerry Clark	7,000	(1)	*
Frank T. Connor	82,955	(2)(3)	*
James T. Conway	2,000	(1)	*
Scott C. Donnelly	295,193	(2)(3)	*
Ivor J. Evans	7,000	(1)	*
Lawrence K. Fish	39,000	(1)	*
Joe T. Ford	9,000	(1)	*
Paul E. Gagné	5,180	(1)	*
Dain M. Hancock	2,132	(1)	*
Terrence O’Donnell	321,335	(2)(3)	*
Lord Powell of Bayswater KCMG	2,127	(1)	*
Lloyd G. Trotter	2,075	(1)	*
James L. Ziemer	2,115	(1)	*
All directors and executive officers as a group (15 persons)	1,026,254		*
Beneficial Holders of More than 5%
BlackRock, Inc.(4)	16,988,192		6.11%
FMR LLC(5)	27,494,050		9.87
T. Rowe Price Associates, Inc.(6)	25,766,890		9.20
The Vanguard Group, Inc.(7)	16,635,434		5.98

*	Less than 1% of the outstanding shares of common stock.

(1)

Excludes stock units held by our non-employee directors under the Directors Deferred Income Plan that are paid in cash following termination of service as a director, based upon the value of Textron common stock, as follows: Ms. Bader, 39,416 shares; Mr. Clark, 58,306 shares; Mr. Conway, 3,830 shares; Mr. Evans,

37,229 shares; Mr. Fish, 76,045 shares; Mr. Ford 94,968 shares; Mr. Gagné, 79,351 shares; Mr. Hancock, 63,309 shares; Lord Powell, 41,203 shares; Mr. Trotter 49,553 shares; and Mr. Ziemer, 45,443 shares.

(2)	Includes the following shares obtainable within 60 days of December 31, 2011, upon the exercise of stock options: Mr. Butler, 185,975 shares; Mr. Connor, 81,313 shares; Mr. Donnelly, 225,700 shares; Mr. O’Donnell, 275,115 shares; and all directors and executive officers as of 2011 year end as a group, 768,103 shares.

(3)	Excludes (i) stock units held under non-qualified deferred compensation plans that are paid in cash, based upon the value of Textron common stock, as follows: Mr. Butler, 117,207 shares; Mr. Connor, 1,543 shares; Mr. Donnelly, 4,373 shares; Mr. O’Donnell, 89,406 shares; (ii) RSUs payable in cash, based upon the value of Textron common stock, as follows: Mr. Butler, 25,604 shares; Mr. Connor, 66,901 shares; Mr. Donnelly, 146,019 shares; and Mr. O’Donnell, 28,560 shares; (iii) unvested RSUs payable in stock, as follows: Mr. Butler, 21,264 shares; Mr. Connor, 26,198 shares; Mr. Donnelly, 124,747 shares; and Mr. O’Donnell, 23,288 shares; (iv) unvested PSUs that are paid in cash when earned and valued based upon the value of Textron common stock, as follows: Mr. Butler, 42,279 shares; Mr. Connor, 86,808 shares; Mr. Donnelly, 259,988 shares; and Mr. O’Donnell, 47,122 shares.

(4)	Based on information disclosed in Amendment No. 1 to Schedule 13G filed by BlackRock, Inc. on February 13, 2012. According to this filing, BlackRock, Inc., through its various entities, beneficially owns, has the sole power to vote and to dispose of or direct the disposition of these shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)	Based on information disclosed in Amendment No. 5 to Schedule 13G filed by FMR LLC and Edward C. Johnson 3d on February 14, 2012. According to this filing, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 27,393,859 shares of Textron common stock (including 490,667 shares resulting from the assumed conversion of $6,440,000 principal amount of Textron’s convertible notes) as a result of acting as investment advisor to various investment companies (the “Funds”) with the power to direct the voting of those shares held by the Boards of Trustees of the Funds; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 89,510 of these shares; Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC, beneficially owns 9,755 of these shares; Pyramis Global Advisors Trust Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 926 of these shares. Edward C. Johnson 3d and FMR LLC, through their control of the subsidiaries of FMR LLC and related entities, have the sole power to dispose of or direct the disposition of all 27,494,050 shares and the sole power to vote or direct the voting of 100,191 of these shares. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(6)	Based on information disclosed in Amendment No. 1 to Schedule 13G filed by T. Rowe Price Associates, Inc. on February 13, 2012. According to this filing, T. Rowe Price Associates, Inc., in its capacity as investment adviser for various individual and institutional investors, is deemed to beneficially own these shares as to which it has sole dispositive power and, with respect to 6,177,400 of these shares, sole voting power; however, T. Rowe Price Associates, Inc. expressly disclaims such beneficial ownership. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(7)	Based on information disclosed in a Schedule 13G filed by The Vanguard Group, Inc. on February 9, 2012. According to this filing, The Vanguard Group, Inc. beneficially owns these shares and has sole power to dispose of or direct the disposition of 16,252,012 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner and directs the voting of 383,422 of these shares, as a result of its serving as investment manager of collective trust accounts.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Textron’s directors, executive officers and controller to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide copies of such reports to Textron. As an administrative matter, Textron assists its reporting persons in fulfilling their responsibilities to prepare and file reports pursuant to Section 16(a), including with respect to making determinations on the availability of exemptions from reporting.

Based solely upon a review of copies of such reports and written representations of the reporting persons, to our knowledge, during the 2011 fiscal year, all such reporting persons timely filed all of the reports they were required to file under Section 16(a).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report referred to below with management. The committee also reviewed with management and the independent registered public accounting firm (the “independent auditors”) the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61 (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence and considered the possible effect of non-audit services on the auditors’ independence.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The committee also reviewed the Company’s compliance program. Ten committee meetings were held during the year.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements and the related schedules be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, to be filed with the Securities and Exchange Commission. The committee also reported to the Board that it had selected Ernst & Young LLP as the Company’s independent auditors for 2012, and recommended that this selection be submitted to the shareholders for ratification.

JAMES L. ZIEMER, CHAIRMAN

KATHLEEN M. BADER

JAMES T. CONWAY

IVOR J. EVANS

PAUL E. GAGNÉ

DAIN M. HANCOCK

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has furnished the following report:

The committee reviewed the Compensation Discussion and Analysis to be included in Textron’s 2012 proxy statement and discussed that Analysis with management.

Based on its review and discussions with management, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Textron’s 2012 proxy statement and Textron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

This report is submitted by the Organization and Compensation Committee.

LORD POWELL OF BAYSWATER KCMG, CHAIRMAN

R. KERRY CLARK

PAUL E. GAGNÉ

DAIN M. HANCOCK

LLOYD G. TROTTER

COMPENSATION DISCUSSION AND ANALYSIS

2011 Highlights

•	No base salary or target annual incentive compensation increases for executive officers in 2011 or 2012

•	Solid increases in revenue and segment profit led to 116.9% payout on annual incentive compensation target

•	Long-term incentive compensation for 2009-2011 cycle resulted in 102.8% multiplier which the Committee reduced by 20% based upon Textron’s total shareholder return performance

•	Identified Performance Peer Group and added total shareholder return measured against this group for 2012 performance awards

•	Revised Talent Peer Group to help establish target pay for 2012

•	Since 2008, no new employment contracts providing individual termination protection despite high-level recruitments

•	Robust stock ownership guidelines

Executive Summary

2011 was a solid year for Textron with both revenue and segment profit growth of seven percent, an increase in diluted earnings per share (“EPS”) from continuing operations of 163% and strong generation of cash flow. Volume increased in most of our businesses, led by higher revenues at Cessna and military sales at Bell. The Finance segment continued to successfully execute the exit plan for Textron Financial Corporation’s (“TFC”) non-captive portfolio, ending the year with $950 million in non-captive finance receivables, down by approximately $1.3 billion from the beginning of the prior year.

Textron’s compensation philosophy is to establish target compensation based on the median of a talent peer group and to tie a substantial portion of our executives’ compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders.

Total compensation for Textron executives consists of a base salary, plus both an Annual Incentive Program and a Long-Term Incentive Program. Our Annual Incentive Program is designed to reward performance against annual business goals established by the Organization and Compensation Committee (the “Committee”) at the beginning of each year and is payable in cash. Our Long-Term Incentive Program is designed to reward both absolute and relative performance over a multi-year period. Absolute performance is based on achieving objective performance goals set at the beginning of each year of the incentive period by the Committee, plus changes in stock price during the incentive period. Relative performance is based on comparing Textron’s performance versus peers based on total shareholder return (“TSR”). The Long-Term Incentive Program payout is entirely linked to stock price through compensation in the form of stock option awards, restricted stock unit awards and performance share units payable in cash based upon Textron’s stock price. Because a substantial portion of total target compensation for our executives is in the form of long-term incentives which are directly linked to stock price (76% for our CEO and 58% for our other executive officers), actual realized compensation of our executives closely tracks Textron’s TSR.

The main two performance goals set by the Committee for 2011 — applicable to annual incentives as well as to long-term performance incentives — focused on profitability and cash efficiency, which were key business priorities for Textron in 2011. The profitability target focused executives on delivery of segment profit in each of our manufacturing segments plus net operating profit in our captive finance operations. The cash efficiency target focused executives on manufacturing cash flow and liquidation targets for TFC to improve operational efficiency and strengthen the balance sheet. Goals for 2011 required improvement in all areas of measured performance from the prior year and were challenging in light of market conditions for our manufacturing businesses and the exposure to potentially larger losses in our Finance segment.

For 2011, the annual incentive compensation paid 116.9% of target for our executives, reflecting above-target performance. Performance share units (“PSUs”) and performance cash units (“PCUs”) awarded for the 2009-2011 performance cycle were subject to business goals set annually by the Committee during the three-year performance period. These awards were also subject to discretionary adjustment by the Committee based upon Textron’s total shareholder return (TSR) performance relative to the S&P 500 over the same period. Performance against these goals resulted in a multiplier of 102.8% of the number of PSUs and PCUs granted, however, the Committee applied a 20% discretionary reduction based on Textron’s TSR performance. This adjustment resulted in a final number of units paid of 82.2% of the initial number of 2009-2011 PSUs and PCUs granted.

The Committee also believes that Textron’s executive compensation policies should keep pace with evolving best practices. In this regard, the Committee took several key executive compensation actions in 2011 and 2012 and maintained existing key executive compensation governance practices, as reflected in the table below:

Key Executive Compensation Actions in 2011 and 2012	Key Executive Compensation Governance Practices

• No base salary or target annual incentive compensation increases for named executives in either 2011 or 2012

• Tied annual short-term incentive and long-term incentives to our key business priorities for 2011 and 2012: generating earnings and using cash efficiently

• Revised the Talent Peer Group during 2011 to reflect Textron’s current size, and used this group to help establish target pay for 2012

• Identified a Performance Peer Group, and added TSR versus this group as a metric for PSU grants in 2012

• Since 2008, no new employment contracts providing individual termination protection despite adding two new executive officers

• Robust stock ownership guidelines met by each named executive

• Prohibition on hedging company stock

• Since 2009, no new agreements providing tax gross-ups

• Committee conducts full review of risks associated with compensation programs each year

• Committee retains independent consultant that provides no other services to Textron

Overview and Objectives of Executive Compensation Program

The objectives of Textron’s compensation program for executive officers are:

•	Supporting world class performance

•	Attracting and retaining high-performing talent

•	Focusing executives on delivering balanced performance by providing (i) both cash and equity incentives and (ii) both short-term and long-term incentives

•	Aligning executive compensation with shareholder value

To achieve these objectives the Committee uses the following five guidelines for designing and implementing executive compensation programs at Textron:

•	First, target pay should be set in reference to the median target pay of a talent peer group

•	Second, incentive compensation should pay higher when Textron performs well and lower if Textron performs poorly

•	Third, performance goals should align interests of executives with long-term interests of shareholders

•	Fourth, compensation programs should not put the Company at undue risk

•	Fifth, indirect compensation should provide the same level of benefits given to other salaried employees

Target Pay

Target pay consists of three elements (i) base salary, (ii) target annual incentive compensation and (iii) target long-term incentive compensation. In setting target pay, the Committee addresses each element as follows:

Element of Target Pay	Setting Target Pay	Supporting Executive Compensation Program Objectives
Base Salary	Above or below a talent peer group median based on individual responsibilities, complexity of position versus that of the market benchmarks, performance, experience, and future potential	Attracting and retaining high-performing talent
Target Annual Incentive Compensation	Expressed as a percentage of salary, aligned with median of talent peer group data	Focusing executives on addressing short-term business needs and improving results from one year to the next
Target Long-Term Incentive Compensation	Expressed as a percentage of salary, aligned with median of talent peer group data	Aligning executive compensation with long-term shareholder value and improving long-term operating and stock price performance

The Committee uses a “talent” peer group of companies, recommended by its independent compensation consultant and approved by the Committee, to set target pay for each named executive officer (“NEO”). For 2011 target pay decisions, as recommended by the Committee’s independent compensation consultant, the talent peer group was unchanged from the talent peer group disclosed in our 2011 proxy statement. (See “2012 Actions” for a discussion of 2012 changes in the talent peer group.) In addition, prior to making decisions on compensation, the Committee also reviewed historical compensation data for each NEO, which reflect the potential share-derived wealth, accumulated retirement benefits, potential payouts of stock-based compensation, stock ownership and the proportion of cash versus non-cash compensation from prior years. Additionally, the CEO provided input into compensation decisions for NEOs other than himself, including his assessment of each individual’s responsibilities and performance, the complexity of their position against market benchmarks, and their experience and future potential. In setting 2011 target pay, the Committee decided that the executive officers would receive no increase in any target compensation for 2011 except that, noting that the target long-term incentive compensation for our CEO was below the talent peer group’s median, it increased Mr. Donnelly’s 2011 long-term incentive target from 620% to 700% bringing it closer to, but still below, median for the 2011 talent peer group.

The following chart and table shows 2011 compensation targets for Textron’s CEO:

Name	Position	Base	Annual Incentive	Long-Term Incentive	Target Total Pay
Scott Donnelly	CEO	$1,000,000	120% of Salary ($1,200,000)	700% of salary ($7,000,000)	$9,200,000

Mix of Target Pay		11%	13%	76%	100%

The following chart and table shows 2011 compensation targets for Textron’s other NEOs which were unchanged from 2010:

Name	Position	Base	Annual Incentive	Long-Term Incentive	Target Total Pay
Frank Connor	CFO	$750,000	85% of salary ($637,500)	285% of salary ($2,137,500)	$3,525,000

John Butler	CHRO	560,000	65% of salary (364,000)	186% of salary (1,041,600)	1,965,600

Terrence O’Donnell	General Counsel	525,000	65% of salary (341,250)	221% of salary (1,160,250)	2,026,500

Average Mix of Target Pay		24%	18%	58%	100%

Incentive Compensation

Annual Incentive — the target annual incentive compensation and goals are set in the first quarter of each year, and the payout is determined after the end of the year based on Textron’s level of achievement against the performance goals. The Committee believes one-year performance goals are appropriate for this short-term incentive to focus executives on performance pertinent to current business needs. The performance goals for each of the business units are set to grow the businesses, balanced with achieving profitability and cash flow in line with or better than industry norms. The performance goals for executive officers are enterprise-wide goals and simply reflect the totals of the separate goals for all business units. The Committee also believes that some discretion should be used from time to time based on the Committee’s and Board’s judgment of management’s performance; it therefore reserves the ability to exercise discretion in determining annual incentive compensation payouts.

Long-Term Incentive — long-term incentive (“LTI”) awards made on March 1 (consistent with prior years) in 2011 included stock options (30%), restricted stock units (30%) and performance share units (40%). The mix of LTI awards helps to ensure a balanced set of incentives, focusing executives on increasing company stock price, remaining with Textron as awards vest, and meeting performance goals established by the Committee. The number of shares underlying each type of award is based on the average closing price for the first ten trading days of 2011 (also consistent with prior years and aligned with the payout values for performance share units). While all award types pay out based on future performance, each has its own characteristics and benefits for incentivizing desired behaviors as follows:

•

Stock Options (30% of LTI) — these awards, which are granted with an exercise price equal to the closing price of common stock on the New York Stock Exchange on the date of grant, provide value to the executive only if the stock price goes up during the term of the option. The Committee approved a three-year vesting schedule with a ten-year term for options awarded in 2011. This award type delivers value which reflects relative performance vs. the Company’s peers. To illustrate, if all peer companies awarded the same target value in options, higher stock price performance than peers results in higher realized pay than peers; conversely, lower stock price performance vs. peers results in lower realized pay than peers.

•

Restricted Stock Units RSUs (30% of LTI) — these awards constitute the right to receive one share of common stock for each RSU upon vesting. RSUs have value on the date of grant (subject to vesting), have the right to receive dividend equivalents prior to vesting, and the final award value will be higher or lower than the grant value depending on the change in stock price over the vesting period. The Committee approved a five-year vesting schedule for these awards in 2011. The Committee believes this award type helps with retention of key executives because the RSUs have value upon vesting regardless of stock price. This award type also delivers value which reflects relative performance vs. the Company’s peers. As with stock options, if all peer companies awarded the same target value in RSUs, higher stock price performance than peers results in higher realized pay than peers; conversely, lower stock price performance vs. peers results in lower realized pay than peers.

•

Performance Share Units PSUs (40% of LTI) — these awards span a three-year performance period with vesting at the end of the third fiscal year. NEOs may earn from 0% to 150% of the units originally granted based upon the achievement of performance goals set by the Committee for each year of the performance period. Upon vesting, all earned PSUs are valued based on the value of our common stock and are paid in cash in the first quarter following the performance period. These awards, which do not earn dividend equivalents, provide value based on (i) share price performance and (ii) achievement of financial goals during three annual performance periods within the overall cycle, giving additional incentive to executives to execute and perform well over a three-year period. For 2009-2011 and 2010-2012 awards, the Committee also applied a total shareholder return (TSR) metric to the final payout at the end of the three-year period. For those years, the metric was based on Textron’s performance vs. the S&P 500. At the beginning of 2011, the Committee re-evaluated this approach and determined that the S&P 500 was not an optimal measure for evaluating comparative performance and eliminated this metric for the 2011-2013 PSUs. After considering the results of the Say-on-Pay vote obtained at the 2011 annual meeting, the Committee reinstituted a TSR metric for the 2012-2014 PSU awards in order to link payout with performance versus a performance peer group. The Committee established a performance peer group of 19 companies with more focus on industry in order to measure performance against companies with whom Textron competes more directly for capital. The Committee may exercise negative discretion linked to TSR for the entire three-year performance period by up to -40%. The table below shows the list of performance peer group companies; checkmarks in the columns under Textron’s manufacturing business units mean that the peer company competes in some way, or operates in similar industries, with that business unit:

•

Performance Cash Units — these awards, issued in 2009, spanned a three-year performance period with performance goals consistent with the 2009-2011 PSUs, vesting at the end of the 2011 fiscal year. Each unit earned was valued at $1.00 and settled in cash.

Performance Peer Group

Peer Company	2010 Rev.	BELL	CESSNA	INDUSTRIAL	SYSTEMS
The Boeing Company	$64,306	✓	✓		✓
United Technologies	54,326	✓	✓	✓	✓
Lockheed Martin	45,803	✓			✓
Northrop Grumman	34,757				✓
Johnson Controls, Inc.	34,305			✓
Honeywell International	33,370	✓	✓	✓	✓
General Dynamics Corp.	32,466	✓	✓		✓
Deere & Company	26,005			✓
Raytheon Company	25,183				✓
L-3 Communications	15,680	✓			✓
Ingersoll-Rand PLC	14,079			✓
Eaton Corporation	13,715			✓	✓
ITT Corporation (Exelis)	10,995				✓
Kubota Corporation	10,896			✓
Goodrich Corporation	6,967	✓	✓		✓
Cooper Industries	5,066			✓
Alliant Techsystems	4,842				✓
Rockwell Collins	4,665	✓	✓		✓
Spirit AeroSystems	4,172	✓	✓
Textron Inc.	10,525

Performance Goals

Performance goals apply to annual incentive compensation and long-term incentive compensation awards granted in the form of PSUs and PCUs. The performance goals established for 2011 were balanced between profitability, cash efficiency and workforce diversity. The profitability target focused executives on delivery of segment profit in each of our manufacturing segments, plus net operating profit in our captive finance operations. The cash efficiency target focused executives on manufacturing cash flow and liquidation targets for TFC which improved operational efficiency and strengthened the balance sheet. The diversity metric was maintained from prior years to continue the Company’s focus on having a diverse employee profile. Incentive compensation impacted by 2011 financial performance goals includes: 2011 AIC, 2009-2011 PCUs, 2009-2011 PSUs, 2010-2012 PSUs and 2011-2013 PSUs.

The Company believes that incentive payouts should be higher if Textron performs better than peers and lower if Textron performs worse than peers. A pay for performance analysis of annual incentive compensation should compare company performance vs. peer performance over the year for which the annual incentive is earned. Likewise, a pay for performance analysis of PSUs and PCUs should compare company performance vs. peer performance over the three-year period for which the units are earned.

There are two principal ways to compare company performance vs. peer performance: (i) compare shareholder return as measured by change in stock price and reinvested dividends and (ii) compare operating metrics. The Committee believes that the appropriate way to compare performance among companies for annual incentive compensation purposes is to compare operating metrics because stock prices are too volatile over any isolated 12-month period. However, the Committee believes that the appropriate way to compare performance among companies for Textron’s PSUs and PCUs is using total shareholder return because changes in stock price over three years is enough time to reflect fundamental changes in performance.

The Committee reviewed the Company’s performance compared to the performance peer group described above to assess the effectiveness of our annual incentive compensation plan design. For this comparison, the Committee used a year-over-year analysis of the operating metrics of net operating profit and cash flow, as reported under generally accepted accounting principles (GAAP) by the performance peer group companies in their publicly-available financial statements. These two metrics are similar to the performance metrics used by the Committee, and the Committee’s intention was to focus executives on year-over-year improvement in those metrics. The Committee determined that the payouts of annual incentive compensation were appropriately aligned with performance in both

2009 and 2010, as shown in the chart below. Since the annual incentive metrics and design remained consistent from 2010 to 2011, the Committee expects that the 2011 payouts will also align with our relative performance against performance of our peers. The Committee will review the relative performance of Textron compared to its peers during 2012 as information becomes available.

Annual Incentive Compensation Payouts and Performance Analysis

The Committee established the weighting for the 2011 annual incentive performance goals described above as 45% earnings, 50% cash efficiency and 5% workforce diversity. Performance targets for 2011 required improvement in all areas of measured performance from the prior year and were challenging in light of market conditions for our businesses and the exposure to potentially larger losses in our Finance segment. Payouts for each individual could range from 0% to 200% based on performance. The formula for determining 2011 annual incentive compensation for executive officers, and the resulting percentage earned, is detailed below:

2011 Annual Incentive Compensation Calculation

($ in millions)

	Threshold	Target	Maximum	Actual Achievement (1)	Component Weighting	Component Payout (2)
Earnings — Manufacturing and Captive Finance Operations(3)	$667	$929	$1,229	$967	45%	50.7%
Cash Efficiency — Manufacturing(4)	277	614	1,042	750	25	33.0
Cash Efficiency — Finance Operations(5)
Earnings	-167	-139	-111	-144	8.33	6.8
Liquidation	674	843	1,012	1,336	8.33	16.6
Realized Loss	290	242	194	245	8.34	7.8
Change in Workforce Diversity	-1.0%	0.0%	1.0%	-0.6%	5.00	2.0

Total Award % Earned						116.9%

(1)	Actual achievement reflects the Company’s performance on the various metrics after adjustment by the Committee to remove the impact of various unusual or unanticipated items, such as the accounting consequences of a transfer of finance receivables to held for sale status, the impact of an asset impairment and the benefit of a sale of receivables. As a result, these amounts may not be consistent with similar items reported in our financial statements.

(2)	Results below “threshold” earn 0%; results at “target” earn 100%; results at “maximum” earn 200%, and results between threshold and target or target and maximum earn a prorated percentage.

(3)	The earnings target was a non-GAAP measure defined as segment profit of our manufacturing segments, plus net operating profit of our captive finance operations.

(4)	The manufacturing cash efficiency metric was based upon achieving manufacturing free cash flow of $614 million. Our definition of manufacturing free cash flow is a non-GAAP measure which adjusts net cash from operating activities of continuing operations for dividends received from, and capital contributions made to TFC, capital expenditures, proceeds from the sale of property, plant and equipment and planned contributions to our pension plans.

(5)	The cash efficiency metric for Finance Operations included three components: (i) an earnings component with a target of mitigating segment loss to $139 million; (ii) a liquidation component with a target of reducing Finance segment receivables by $843 million; and (iii) a realized loss component with a target of mitigating cumulative losses related to liquidated receivables to $242 million.

At its January 2012 meeting, the Committee discussed the annual incentive compensation awards to be paid to the NEOs for the 2011 performance period and considered input from the full Board. The Committee concluded that the calculated payouts appropriately awarded the Company’s performance for 2011 and approved the payouts as calculated above.

Annual incentive compensation targets and payouts for 2009, 2010, and 2011 for each NEO are shown below:

		Annual Incentive Earned in Year
		2009		2010		2011
Name	Position	Target	Payout	Target	Payout	Target	Payout
Scott Donnelly	CEO	$801,250	$824,486	$1,200,000	$1,767,600	$1,200,000	$1,402,800
Frank Connor	CFO	637,500	655,988	637,500	939,038	637,500	745,238
John Butler	CHRO	364,000	374,556	364,000	536,172	364,000	425,516
Terrence O’Donnell	General Counsel	341,250	351,146	341,250	502,661	341,250	398,921

To validate the effectiveness of the annual incentive compensation plan, the Committee examines historic annual incentive payouts compared to Textron’s annual operating performance relative to the performance of peer companies. While exactly comparable metrics are not available for peer companies, indicative comparisons can be made using publicly-reported GAAP data. The chart below shows how annual incentive payouts for 2009 and 2010 aligned with performance relative to Textron’s performance peer group. The Committee will perform a similar comparison for 2011 when complete peer financial results become available.

Note: year-over-year change in cash flow is the change in GAAP-reported “cash from operating activities”; year-over-year change in operating income is the change in GAAP-reported “operating income”. Operating Income for Textron has been adjusted for unusual items, such as a gain on a sale of assets, restructuring charges and other special charges.

The above chart demonstrates the link between annual incentive compensation payouts and performance as follows:

•	For 2009, one metric was significantly higher than the 75th percentile and one metric was significantly lower than the 25th percentile; the payouts for 2009 were slightly above target.

•	For 2010, one metric was between the 25th and 50th percentiles and one metric was significantly above the 75th percentile; the payouts for 2010 were well above target.

Performance Share Unit/ Performance Cash Unit Payouts and Performance Analysis

In 2009, the Committee awarded both PSUs and PCUs. As noted above, PSUs pay out based on the value of our common stock at the end of the performance period; PCUs, on the other hand, mitigate the leverage of incentives against stock price — each PCU is valued at $1.00 on the date of payment. The Committee granted this type of award in 2009 as a component of long-term incentive compensation to mitigate the leverage of incentives against stock price which, in the environment of depressed stock prices which prevailed at the time of those grants, reduced payout exposure to the Company.

Payouts for the 2009-2011 PSU/ PCU cycle are based upon performance for each of the annual periods within the 2009-2011 cycle against performance goals, which are consistent with those set for annual incentive compensation purposes, set for three one-year performance periods, weighted equally, with a modifier based on TSR relative to the S&P 500. The calculation for determining the payout to executive officers for the 2009-2011 PSU/ PCU cycle, and the resulting percentage earned, is detailed below:

2009-2011 Performance Share Unit/ Performance Cash Unit Calculation

($ in millions, except EPS)

	2009					2010					2011
Metric	Min	Target	Max	Result	Payout	Min	Target	Max	Result	Payout	Min	Target	Max	Result	Payout
Earnings — Mfg and Captive Finance Operations						$208	$417	$833	$515	55.9%	$667	$929	$1,229	$967	53.1%
Earnings Per Share	$0.90	$1.05	$3.26	$0.59	0.0%
Cash Efficiency — Mfg	2,036	2,714	3,393	3,666	75.0	514	642	770	692	29.9	277	614	1,042	750	29.0
Cash Efficiency — Finance Operations										37.5					28.1
Earnings											-167	-139	-111	-144
Liquidation						1,670	1,945	2,220	2,429		674	843	1,012	1,336
Realized Loss											290	242	194	245
Loss Ratio						24%	20%	15.9%	14.3%
Total Earned for Year					75.0%					123.3%					110.2%

Total Units Earned for Cycle (Before applying TSR modifier):								102.8%
Total Shareholder Return (TSR) modifier applied by the Committee:								-20%
Final Payout as % of Original Award:								82.2%

For each year of the 2009-2011 performance cycle, weightings for the metrics described above were 50% earnings-related and 50% cash efficiency-related. The performance metrics for 2011 are described in more detail above and for previous years are described in the proxy statement for the applicable year. Payouts for each individual could range from 0% to 150% based on performance.

As mentioned above, for Stock Options and Restricted Stock Units, the Committee believes the inherent design of payouts directly related to change in stock price automatically results in appropriate pay for performance. To validate that the Company’s PSU awards link pay to performance, the Committee examined PSU payouts at Textron for each of the last three performance cycles in light of Textron’s TSR compared to its peer companies. Two measures impact PSU payouts: (i) the number of units earned is based on Textron’s performance against operating metrics, which, beginning in 2009, included a TSR component, and (ii) the value of each unit earned is based on Textron’s stock price. The tables below show the past three PSU (and PCU for 2009-2011) awards and associated payouts by executive in terms of both units and value. The Committee has evaluated the results on the basis of both relative performance (TSR performance vs. peers) and absolute performance (change in stock price).

Units Awarded and Earned for Period

		2007-2009 Units		2008-2010 Units		2009-2011 Units (PSU/PCU)
Name	Position	Original Award	Units Paid	Original Award	Units Paid	Original Award	Units Paid
Scott Donnelly	CEO	17,531	8,578	31,497	2,611	205,975 / 3,703,533	169,394 / 3,045,786
Frank Connor	CFO	n/a	n/a	n/a	n/a	120,000 / n/a	98,688 / n/a
John Butler	CHRO	15,122	7,399	11,125	922	51,494 / 791,250	42,349 / 650,724
Terrence O’Donnell	General Counsel	15,122	7,399	12,405	1,028	57,444 / 882,500	47,242 / 725,768

Value Awarded and Earned for Period

		2007-2009 Value		2008-2010 Value		2009-2011 Value
Name	Position	Original Award(1)	Final Payout	Original Award(1)	Final Payout	Original Award(1)	Final Payout(2)
Scott Donnelly	CEO	$838,683	$176,714	$1,506,816	$63,925	$4,867,292	$6,443,996
Frank Connor	CFO	n/a	n/a	n/a	n/a	1,720,800	1,979,780
John Butler	CHRO	693,344	152,431	602,641	22,573	1,082,191	1,500,281
Terrence O’Donnell	General Counsel	693,344	152,431	671,979	25,169	1,207,059	1,673,489

(1)	Value on date of grant as reported in the Grants of Plan-Based Awards table in the proxy statement for the applicable year.

(2)	Includes value of both PSUs and PCUs.

•

Relative Performance. The table above entitled “Units Awarded and Earned for Period” shows that the number of units earned by executives was significantly lower than the number originally awarded for the 2007-2009 and 2008-2010 PSU cycles when Textron’s TSR underperformed peers, as shown in the chart below. Likewise, for the 2009-2011 PSU cycle, the number of units earned was somewhat lower than the number originally awarded, which is directionally consistent with Textron’s TSR performance between the 25th percentile and the median of the performance peer group.

•

Absolute Performance. The table above entitled “Value Awarded and Earned for Period” above shows that the value of the final payouts made to executives at the end of the performance period was significantly lower than the value of the original awards for the 2007-2009 and 2008-2010 PSU cycles when Textron’s TSR was down. Correspondingly, when Textron’s TSR had increased for the 2009-2011 cycle, the value of the final payouts was higher, as is reflected in the chart below.

The chart below shows that final payouts as a percentage of original award value are appropriately linked to Textron’s TSR performance.

3-year TSR Performance and PSU Payout Percentage

Risks Related to Compensation

At each meeting, the Committee discusses potential risks associated with the compensation programs at Textron. During 2011, the Committee addressed different elements of risk pursuant to a calendar agreed at the beginning of the year. The Committee strives to set compensation policies which do not encourage excessive risk-taking by senior executives which could endanger the Company. During 2011, the Committee completed a full review of managing risk within the compensation programs. This annual review helps the Committee to structure executive compensation programs that are designed to avoid exposing the Company to unwarranted risk.

Indirect Compensation

As mentioned above, Textron provides certain indirect compensation programs (such as retirement/death benefits) that are designed to provide to NEOs the same level of benefits provided to non-executive officers and, in most cases, all salaried employees. Certain of these programs provide benefits over any caps mandated by government regulations, including:

•

Textron Spillover Pension Plan:    Non-qualified benefit plan to make up for IRS limits to qualified pension plans and, in the case of Mr. Donnelly, to provide a “wrap-around” pension benefit which takes into account his final average compensation with Textron and his combined service with Textron and GE and reduces this benefit by the amount of any other pension benefits which he is eligible to receive under Textron and GE pension plans.

•	Textron Spillover Savings Plan: Non-qualified benefit plan to make up for IRS limits to qualified savings plans.

Textron also maintains other non-qualified benefit programs in which some of the NEOs participate but which are closed to new entrants, including:

•

Supplemental Retirement Plan for Textron Key Executives:    Non-qualified enhanced pension benefit. This benefit is closed to new employees with only two remaining active participants (Mr. O’Donnell and Mr. Butler).

•

Survivor Benefit Plan for Textron Key Executives:    An additional two times base salary paid as a death benefit. This benefit is closed to new employees. Of the NEOs, only Mr. O’Donnell and Mr. Butler participate in this plan.

Separately, Textron provides a program to executives which benefits them by allowing for tax planning and also benefits the Company, in that cash payments by the Company are delayed:

•	Deferred Income Plan for Textron Executives: Non-qualified plan that allows participants to defer compensation.

2011 Say-on-Pay Advisory Vote on Executive Compensation

Textron provided shareholders a “say-on-pay” advisory vote on its executive compensation in 2011. At our 2011 annual meeting, shareholders expressed substantial support for the compensation of our NEOs, with approximately 84% of the votes cast for approval of the say-on-pay advisory vote on executive compensation. The Committee evaluated the results of the 2011 advisory vote at its July meeting. After considering many other factors in evaluating Textron’s executive compensation programs as discussed in this Compensation Discussion and Analysis, the Committee did not make any changes to our executive compensation program and policies as a result of the 2011 say-on-pay advisory vote, except for the change in the PSU program for 2012 discussed below under “2012 Actions.”

Role of Independent Compensation Consultant

Under its charter, the Committee has the authority to retain outside consultants or advisors as it deems necessary to provide desired expertise and counsel. In 2011, the Committee engaged the services of Pay Governance LLC as its compensation consultant. Pay Governance reports directly and exclusively to the Committee and provides advice regarding current and emerging best practices with regard to executive compensation. A representative from Pay Governance attended each of the seven Committee meetings in 2011. Pay Governance LLC does not provide any other services to the Committee or the Company.

Stock Ownership Requirements

One objective of our executive compensation program is to align the financial interests of our NEOs with the interests of our shareholders. As a result, we require that senior executives accumulate and maintain a minimum level of stock ownership in the Company, which may be achieved through direct ownership of shares, Textron Savings Plan shares, unvested restricted stock units, and unvested share equivalents in Textron compensation and benefit plans. Minimum ownership levels are expressed as a multiple of base salary as follows: five times for the CEO, and three times for other NEOs. All NEOs currently meet their respective stock ownership requirements.

Hedging Restrictions

Our executives, including our NEOs, are prohibited from engaging in short sales of Textron securities and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Textron’s securities including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Textron securities such as zero-cost collars and forward sales contracts.

Clawback Policy

The Company’s long-term incentive award agreements provide that an executive who violates the noncompetition provisions of the award during employment or within two years after termination of employment with the Company forfeits future rights under the award and must repay the Company value received during the period beginning 180 days prior to the earlier of termination or the date the violation occurred. In addition, the Company is subject to the “clawback” provisions of Section 304 of the Sarbanes-Oxley Act of 2002 which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity-based compensation, and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

2012 Actions

Change in PSU Program

As mentioned above, the Committee reinstituted a relative TSR metric for the 2012-2014 PSUs in order to link payouts with performance relative to a peer group. The Committee established a performance peer group of 19 companies (listed on page 22) with more focus on industry (as compared to the previous peer group, the S&P 500) in order to measure performance against companies with whom Textron competes more directly for capital. The Committee may reduce the payouts of the 2012-2014 PSUs by up to 40% based on TSR for the three-year performance period.

Change in Executive Officer

Terrence O’Donnell, the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer retired from Textron on January 31, 2012. Pursuant to Mr. O’Donnell’s employment agreement, his voluntary retirement will not trigger any Company-paid “severance” benefits which are reserved for involuntary separation from the Company. Accordingly, he will receive only the benefits and amounts provided under the terms of his employment agreement and the Company’s retirement and compensation plans in which he participates.

E. Robert Lupone joined Textron on February 1, 2012 to succeed Mr. O’Donnell. Mr. Lupone’s compensation package, which was targeted to fall near the median for similar positions in the talent peer group, was approved by the Committee after a review of relevant market data and input from the Committee’s independent compensation consultant.

Mr. Lupone entered into a letter agreement with Textron which provides for an annual base salary of $600,000 and for participation in Textron’s annual incentive plan for 2012 at a target award level of 75%. Mr. Lupone’s long-term incentive award target for 2012 will be 175% of his base salary. To compensate Mr. Lupone for a retention award received at his prior employer which he forfeited by joining Textron, the Committee provided him with a cash sign-on bonus of $325,000. In addition, in order to compensate Mr. Lupone for lost long-term incentive value and lost value provided by his previous employer’s 401(k) plan, Mr. Lupone received an award of 29,229 restricted stock units to be settled in stock which will pay dividend equivalents until vesting and will vest in one-third annual installments beginning February 2015.

Consistent with the Committee’s philosophy on indirect compensation, Mr. Lupone did not receive any supplemental or enhanced pension benefit, but will be eligible to participate in Textron’s other benefit plans and programs for key executives, all in a manner and on terms and conditions substantially similar to other senior officers at Textron. Mr. Lupone’s employment with Textron is terminable at will by Textron.

2012 Change in Talent Peer Group

During 2011, the independent compensation consultant recommended changes to the talent peer group to better reflect Textron’s size. The Committee believes that complexity and size are the most important factors in establishing this group of companies to provide appropriate references for target pay levels; with industry playing a secondary role. In addition to market cap and enterprise value, as well as availability of information in the compensation survey database, selection criteria for the talent peer group during 2011 included:

•	Publicly-traded companies that are headquartered in the U.S.

•	Revenue between $4 billion and $35 billion with at least 10% from outside the U.S.

•	Median revenue for peer group approximates Textron’s fiscal year end revenue

•	Revenue in the aerospace/defense, technology/engineering, and/or general manufacturing sectors

The table below lists the 2012 talent peer group companies and Textron as well as certain associated financial and industry comparisons as of December 31, 2010 ($ in billions):

2012 Talent Peer Group

		Revenue		Market Capital.	Enterprise Value
Company Name	Industry	2010	% Non-US
Northrop Grumman	Aerospace/Defense	$34,757	N/A	$18,915	$20,535
Honeywell International	Aerospace/Defense	$33,370	41%	$41,474	$45,667
General Dynamics Corp	Aerospace/Defense	$32,466	18%	$26,805	$28,166
3M Company	General Manufacturing	$26,662	65%	$61,692	$61,926
Xerox Corp	Technology/Engineering	$21,633	36%	$15,981	$25,648
Emerson Electric Corp	Technology/Engineering	$21,039	57%	$43,122	$46,756
L-3 Communications	Aerospace/Defense	$15,680	17%	$7,978	$11,560
Eaton Corp	General Manufacturing	$13,715	44%	$17,084	$19,742
TE Connectivity	Technology/Engineering	$12,070	73%	$15,707	$16,150
ITT Corp	Aerospace/Defense	$10,995	34%	$9,567	$10,298
Parker Hannifin Co	General Manufacturing	$9,993	64%	$13,923	$15,234
Oshkosh Corp General	General Manufacturing	$9,842	10%	$3,198	$4,180
Visteon Corp Auto	Automotive	$7,466	81%	$3,739	$4,158
Goodrich Corp	Aerospace/Defense	$6,967	50%	$11,042	$12,358
Federal-Mogul	Automotive	$6,219	61%	$2,042	$4,011
Pitney Bowes Inc	General Manufacturing	$5,425	30%	$4,917	$9,185
Cooper Industries	Technology/Engineering	$5,066	35%	$9,484	$10,121
Rockwell Automation	Technology/Engineering	$4,857	49%	$10,197	$10,289
Rockwell Collins	Aerospace/Defense	$4,665	29%	$9,035	$9,153
Spirit AeroSystems	Aerospace/Defense	$4,172	12%	$2,966	$3,935
75th Percentile		$21,188	59%	$17,542	$21,813
Median		$10,494	41%	$10,620	$11,959
25th Percentile		$6,021	29%	$7,213	$9,177
Textron Inc	Multi-Industry	$10,525	36%	$6,499	$12,073
Textron Percentile Rank		50%	45%	24%	51%

The six companies removed from the prior year’s talent peer group are Medtronic, Seagate, EMC, Raytheon, Boston-Scientific and Qualcomm; the six companies added for 2012 are Rockwell Collins, Spirit AeroSystems, Visteon, Federal-Mogul, Cooper Industries and Oshkosh.

Compensation Arrangements Relating to Termination of Employment

Employment agreements and plan design provisions provide varying benefit levels to NEOs in the event of termination. Mr. Donnelly’s letter agreement and Mr. O’Donnell’s and Mr. Butler’s employment agreement each use standardized events such as death, disability, retirement and termination under voluntary, involuntary (for cause), involuntary (not for cause or for good reason), or change in control circumstances to trigger payments. When Mr. O’Donnell and Mr. Butler originally agreed to the terms of their agreements more than ten years ago, termination benefits triggered by these events were set based on a combination of prevailing market practice at the time, historical practice at Textron, and other factors unique to each executive. Mr. Donnelly’s termination benefits are consistent with the terms of our previous CEO’s agreement and were approved by the Committee upon Mr. Donnelly’s initial hiring in 2008 in order to attract him to Textron. Since hiring Mr. Donnelly, the Committee no longer agrees to formal employment contracts which provide for individual termination protection. Mr. Connor, who was hired as the Company’s Chief Financial Officer in August 2009, and Mr. Lupone, who was hired as the Company’s General Counsel in February 2012 are both eligible for termination benefits that are available to all corporate officers as provided by the Textron Severance Plan for Key Executives.

With regard to retirement benefits, in order for Textron to attract Mr. Donnelly to join the Company after his 19-year career at GE, his pension benefits were designed to take into account his years of service at GE so that he would not be disadvantaged by joining Textron. This benefit has been effected through the adoption of an amendment to the Textron Spillover Pension Plan adding an appendix which provides a “wrap-around pension benefit” to Mr. Donnelly in order to compensate for pension benefits at GE that would otherwise not keep pace with his increasing compensation over the course of his career upon joining Textron. The benefit takes into account his service with both GE and Textron and uses the definition of pensionable compensation and final average compensation in the Textron Spillover Pension Plan. This nonqualified pension benefit will become 100% vested upon the earlier of his completion of ten years of service with Textron or his attainment of age 62 while employed by Textron and will be reduced by the combined value of any other benefit which he is eligible to receive under (i) a tax-qualified defined benefit plan maintained by GE, (ii) a tax-qualified defined benefit plan maintained by Textron and (iii) the Textron Spillover Pension Plan.

Mr. Connor’s letter agreement provides for an enhanced pension benefit which will give him an additional three years of credited service under the Textron Spillover Pension Plan, subject to the vesting terms of that Plan.

Tax Considerations

Section 162(m) of the Internal Revenue Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for non-performance-based compensation in excess of $1 million paid to a “covered employee” (generally the NEOs (other than the chief financial officer)). “Performance-based compensation,” which is exempt from the $1 million limitation, must be payable based upon meeting pre-established and objective performance goals established by the Committee under a plan that has been approved by shareholders and meets other tax code requirements.

Our policy generally has been to maximize our tax deduction for compensation payable to executives, while preserving the Committee’s ability to structure our executive compensation program to meet the objectives discussed above, including to reward individual and team performance. We intend to claim a tax deduction for stock options granted under the 1999 Long-Term Incentive Plan and the 2007 Long-Term Incentive Plan. In addition, annual incentive compensation awards, PSU awards and PCU awards each have financial components that are intended to qualify as performance-based compensation. Because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters it is possible that our deductions may be challenged or disallowed. In addition, annual incentive compensation awards, PSU awards and PCU awards typically also include a component based on achievement of other performance objectives that may not be intended to qualify as performance-based compensation, and other types of compensation awarded to the NEOs also may not be intended to qualify as performance-based compensation.

Textron allows executives, including those whose income might otherwise be subject to the $1 million limitation, to defer compensation voluntarily into the Deferred Income Plan for Textron Executives. Compensation thus deferred is not intended to be subject to the $1 million limitation.

A portion of the expenses incurred by Textron related to non-business travel on Company aircraft by the NEOs or certain other executives may not be deductible as business expenses under the Internal Revenue Code. As a result, providing personal use of Company aircraft as a perquisite to such executives may result in an increased tax expense to the Company.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning compensation of our principal executive officer, principal financial officer and each other individual who was serving as an executive officer at the end of Textron’s 2011 fiscal year (each, an “NEO” and collectively, the “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Scott C. Donnelly	2011	$1,000,000		$5,322,686	$2,241,217	$1,402,800	$1,467,676	$84,798	$11,519,177
Chairman, President and Chief	2010	1,000,000		3,836,253	1,741,099	1,767,600	297,737	71,331	8,714,020
Executive Officer	2009	860,962	(6)	2,170,184	226,679	824,486	985,480	47,948	5,115,739
Frank T. Connor	2011	750,000		1,837,761	684,529	745,238	311,045	45,160	4,373,733
Executive Vice President and	2010	750,000		1,473,502	620,265	939,038	192,971	52,700	4,028,476
Chief Financial Officer	2009	302,885		1,568,845	491,760	655,988	146,600	20,044	3,186,121
John D. Butler	2011	560,000		905,774	333,625	425,516	2,225,393	71,555	4,521,863
Executive Vice President	2010	560,000		727,896	301,955	536,172	1,464,623	71,923	3,662,569
Administration and Chief	2009	560,000		412,603	56,671	374,556	892,902	61,407	2,358,138
Human Resources Officer
Terrence O’Donnell(7)	2011	525,000		1,009,259	371,401	398,921	852,088	33,438	3,190,107
Executive Vice President,	2010	525,000		811,900	336,807	502,661	313,592	31,150	2,521,110
General Counsel and Corporate Secretary	2009	525,000		460,234	63,218	351,146	200,346	31,150	1,631,095

(1)	The numbers shown in this column represent the grant date fair values of equity awards granted during the fiscal year, whether settled in stock or cash. These awards include PSUs (granted in 2009, 2010, and 2011), PCUs (granted in 2009) and RSUs (granted in 2011), which are described in the CD&A. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 12 Share-Based Compensation in Textron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. For PSUs and PCUs, since performance criteria are established on an annual basis, the amounts shown are for the first year of the three-year performance period beginning in 2011, plus the second year of the three-year performance cycle beginning in 2010, plus the third year of the three-year performance cycle beginning in 2009. The grant date fair value of each equity-based component for 2011 is detailed below.

	Mr. Donnelly	Mr. Connor	Mr. Butler	Mr. O’Donnell
Performance Share Units	$2,083,510	$1,150,063	$359,614	$400,808
Performance Cash Units	987,608	0	211,000	235,333
Restricted Stock Units	2,251,568	687,698	335,160	373,118

Total	$5,322,686	$1,837,761	$905,774	$1,009,259

The PSU and PCU values above represent target performance. Assuming maximum performance is achieved, then the grant date fair value of the PSUs would be: Mr. Donnelly $3,125,265, Mr. Connor $1,725,095, Mr. Butler $539,421 and Mr. O’Donnell $601,212, and the grant date fair value of the PCUs would be: Mr. Donnelly $1,481,412, Mr. Connor $0, Mr. Butler $316,500 and Mr. O’Donnell $353,000.

(2)	The amounts that appear in this column represent the grant date fair value of stock options granted during the fiscal year. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 12 Share-Based Compensation in Textron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The number of shares underlying the stock options granted to each NEO during 2011 is detailed in the Grants of Plan Based Awards in Fiscal 2011 table on page 33.

(3)	The amounts in this column reflect annual incentive compensation earned under Textron’s Short-Term Incentive Plan.

(4)	The amounts in this column are primarily attributable to the executives’ change in actuarial present value of accumulated pension benefits under all defined benefit plans in which the NEOs participate from January 2, 2011 to December 31, 2011. This column also includes above-market non-qualified deferred compensation (NQDC), earnings. Earnings are considered “above-market” if they were higher than 120% of the long-term applicable federal rate with compounding. Deferred Income Plan participants may elect to make their deferrals into either a Moody’s account or a Textron stock unit account. The interest rates applicable to the Moody’s Account are either the Moody’s rate or a “Moody’s Plus” rate, depending upon when the deferral was made and the circumstances under which Textron employment ends. For purposes of this table, the Moody’s rate has been used for deferrals after 2001, a fixed Moody’s Plus rate of 10% has been used for deferrals made between 1988 and 2001, and a fixed Moody’s Plus rate of 11% has been used for deferrals made prior to 1988. See footnote 2 to the Nonqualified Deferred Compensation table on page 38.

The table below summarizes these amounts.

	Mr. Donnelly	Mr. Connor	Mr. Butler	Mr. O’Donnell
Change in Pension Value	$1,467,676	$311,045	$2,127,323	$731,802
NQDC Above Market Earnings	0	0	98,070	120,286

(5)	The amounts in this column include the value of other benefits and the incremental cost to Textron in 2011 of providing various perquisites in 2011, as detailed below:

	Mr. Donnelly	Mr. Connor	Mr. Butler	Mr. O’Donnell
Supplemental Savings Plan Contribution(a)	$37,750	$25,250	$15,750	$14,000
Contributions to Textron Savings Plan	12,250	12,250	12,250	12,250
Contributions to Retirement Plans	4,900	4,900	4,900	4,900
Perquisites(b)	29,898	2,760	38,655	2,288

Total	$84,798	$45,160	$71,555	$33,438

(a)	These amounts represent the value of cash-settled Textron stock units credited to the NEO’s Spillover Savings Plan account during the year.

(b)	These amounts include the cost to Textron of personal benefits provided to executives, including annual physical exams, parking and the incremental cost to Textron of the executives’ spouses occasionally accompanying them on business flights or to company functions. Also included for Mr. Donnelly is $22,293 for the incremental cost to Textron for use of corporate aircraft deemed reportable as a perquisite under the proxy rules, and for Mr. Butler $31,951, for the incremental cost to Textron for personal use of corporate aircraft. For proxy reporting purposes, Textron values the use of corporate aircraft by using an incremental cost method that takes into account variable factors such as cost per flight hour (by aircraft type), landing fees, and hangar fees. The incremental cost of locating aircraft to the origin of a trip, or returning aircraft from the completion of a trip, known as “deadhead” flights, are also included in the amount reported.

(6)	Effective December 1, 2009, Mr. Donnelly’s base salary was increased from $850,000 to $1,000,000 per year as a result of his appointment to the position of Chief Executive Officer.

(7)	Mr. O’Donnell retired from Textron on January 31, 2012.

Grants of Plan-Based Awards in Fiscal 2011

The following table sets forth information on plan-based compensation awards granted to the NEOs during Textron’s 2011 fiscal year. Annual awards were approved on January 21, 2011 for grant on March 1, 2011.

Grants of Plan-Based Awards in Fiscal 2011

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($/sh)	Grant Date Fair Value of Stock Option Awards(7)
Name	Grant Date	Grant Type	Target ($)	Maximum ($)	Target ($)	Maximum ($)
Scott C. Donnelly		Annual IC(1)	1,200,000	2,400,000
	3/1/2011	PSUs(2)			2,114,609	3,171,913				1,000,694
	3/1/2011	RSUs(3)					85,774			2,251,568
	3/1/2011	Stock Options(4)						227,766	26.250	2,241,217
	3/1/2011	PSUs(5)								1,082,816
	3/1/2011	PCUs(6)								987,608
Frank T. Connor		Annual IC(1)	637,500	1,275,000
	3/1/2011	PSUs(2)			645,856	968,784				305,638
	3/1/2011	RSUs(3)					26,198			687,698
	3/1/2011	Stock Options(4)						69,566	26.250	684,529
	3/1/2011	PSUs(5)								844,425
John D. Butler		Annual IC(1)	364,000	728,000
	3/1/2011	PSUs(2)			314,774	472,161				148,960
	3/1/2011	RSUs(3)					12,768			335,160
	3/1/2011	Stock Options(4)						33,905	26.250	333,625
	3/1/2011	PSUs(5)								210,654
	3/1/2011	PCUs(6)								211,000
Terrence O’Donnell		Annual IC(1)	341,250	682,500
	3/1/2011	PSUs(2)			350,422	525,634				165,830
	3/1/2011	RSUs(3)					14,214			373,118
	3/1/2011	Stock Options(4)						37,744	26.250	371,401
	3/1/2011	PSUs(5)								234,978
	3/1/2011	PCUs(6)								235,333

(1)	These amounts refer to awards of annual incentive compensation made under the Textron Inc. Short-Term Incentive Plan. The performance metrics and methodology for calculating payments are described in the CD&A.

(2)	These amounts refer to PSU grants made under the Textron Inc. 2007 Long-Term Incentive Plan, which are performance-based long-term grants of share units paid in cash, designed to reward the achievement of specified goals over three distinct fiscal-year performance periods. The performance metrics and methodology for calculating payments are described in the CD&A. Grants of PSUs in 2011 vest following fiscal 2013. The “target” amount to be paid in 2013 assumes 100% earned and is based on the 2011 fiscal year-end share price of $18.49. The “maximum” that can be paid per the plan design is 150% of the PSUs granted, as described in the CD&A.

(3)	These amounts represent the number of RSUs granted in 2011 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. RSUs earn dividend equivalents until vested and vest ratably over five years, beginning on March 1, 2012, and annually thereafter.

(4)	These amounts represent the number of stock options granted in 2011 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. All annual grants of stock options vest ratably over three years, beginning on March 1, 2012, and annually thereafter. The exercise price for stock option grants is equal to the closing price on the grant date.

(5)	Reflects the grant date value of the 2011 portion of the 2009-2011 and 2010-2012 PSU grants.

(6)	Reflects the grant date value of the 2011 portion of the 2009-2011 PCU grant.

(7)	With respect to PSUs granted in 2011, the amounts in this column represent the value of only the 2011 portion of the 2011-2013 grant since the grant is subject to three single-year performance periods (2011, 2012 and 2013). With respect to PSUs and PCUs granted in 2009 and PSUs granted in 2010, the amounts in this column represent the value of only the 2011 portion of the grants since the grants are subject to three single-year performance periods.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information with respect to the NEOs concerning unexercised options, stock awards that have not yet vested, and equity incentive plan awards as of the end of our 2011 fiscal year.

Outstanding Equity Awards at 2011 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Type of Stock Award(3)	Grant Year	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(5)
Scott C. Donnelly	3/1/2011	0	227,766	26.2500	3/1/2021	PSU	2011			114,365	3,171,913
	3/1/2010	78,535	157,067	20.2100	3/1/2020	RSU	2011	85,774	1,585,961
	2/27/2009	67,165	33,581	5.6500	2/27/2019	PSU	2010			145,623	3,231,083
	7/3/2008	80,000	120,000	47.8400	7/3/2018	RSU	2010	69,899	1,292,433
						RSU	2009	76,120	1,407,459
						RSU	2008	38,973	720,611
Frank T. Connor	3/1/2011	0	69,566	26.2500	3/1/2021	PSU	2011			34,930	968,784
	3/1/2010	27,979	55,954	20.2100	3/1/2020	RSU	2011	26,198	484,401
	8/5/2009	53,334	26,666	14.3400	8/5/2019	PSU	2010			51,878	1,151,069
						RSU RSU	2010 2009	24,901 42,000	460,419 776,580
John D. Butler	3/1/2011	0	33,905	26.2500	3/1/2021	PSU	2011			17,024	472,161
	3/1/2010	13,621	27,239	20.2100	3/1/2020	RSU	2011	12,768	236,080
	2/27/2009	16,792	8,395	5.6500	2/27/2019	PSU	2010			25,255	560,358
	2/29/2008	28,446	0	54.1700	2/28/2018	RSU	2010	12,122	224,136
	3/1/2007	42,746	0	45.8500	3/1/2017	RSU	2009	13,482	249,282
	3/1/2006	33,146	0	43.9750	3/1/2016	RSU	2008	5,026	92,931
	2/23/2005	38,260	0	38.2875	2/23/2015	RSU	2007	3,470	64,160
	2/12/2004	3,544	0	28.2150	2/12/2014
	1/15/2003	4,536	0	22.0425	1/15/2013
	1/15/2002	4,884	0	20.4750	1/15/2012
Terrence O’Donnell	3/1/2011	0	37,744	26.2500	3/1/2021	PSU	2011			18,952	525,634
	3/1/2010	15,193	30,383	20.2100	3/1/2020	RSU	2011	14,214	262,817
	2/27/2009	18,732	9,365	5.6500	2/27/2019	PSU	2010			28,170	625,036
	2/29/2008	31,718	0	54.1700	2/28/2018	RSU	2010	13,521	250,003
	3/1/2007	42,746	0	45.8500	3/1/2017	RSU	2009	15,039	278,071
	3/1/2006	33,146	0	43.9750	3/1/2016	RSU	2008	5,604	103,618
	2/23/2005	38,260	0	38.2875	2/23/2015	RSU	2007	3,470	64,160
	2/12/2004	41,856	0	28.2150	2/12/2014
	1/15/2003	53,464	0	22.0425	1/15/2003

(1)	Stock option awards associated with each annual grant vest ratably over three years on each anniversary of the grant date.

(2)	For grants beginning in 2007, the exercise price of stock options is equal to the closing price on the date of grant. For grants prior to 2007, in accordance with the 1999 Long-Term Incentive Plan, the exercise price for these grants was equal to the average of the high and low trading prices on the grant date.

(3)	The following types of stock awards are shown in this table:

(a)	“PSU” refers to performance share units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and valued based on the average closing price of Textron common stock for the first ten trading days of the fiscal year following vesting. Further information about these awards can be found in the CD&A.

(b)

“RSU” refers to restricted stock units. RSUs granted in 2008 and prior vest ratably over three years beginning on the third anniversary of the date of grant. Upon vesting, common stock will be issued to the executive. RSUs granted in 2009 and 2010 are payable in cash and vest ratably over five years, beginning on the first anniversary of the date of grant, except that the special RSU award granted to Mr. Donnelly in 2009, consisting of 66,578 units, vests ratably over three years, beginning on the first anniversary of the date of grant. RSUs granted in 2011 vest ratably over five years, beginning on the first anniversary of the date of grant, and upon vesting common stock will be issued to the executive. Since 2008, all RSUs have been issued with the right to receive dividend equivalents.

(4)	The market value of RSUs that have not vested as of December 31, 2011 was calculated using the fiscal year-end closing share price of $18.49 multiplied by the number of unvested units as of that date.

(5)	The market value of PSUs that have not vested as of year-end 2011 was calculated using the fiscal year-end closing share price of $18.49 multiplied by the number of unvested units assuming 150% of the units are earned (representing the maximum performance level, prior to the TSR modifier for the 2010 units). PSUs granted in 2010 and 2011 vest, to the extent earned, on December 29, 2012 and on December 28, 2013, respectively. The market value of PSUs that have not yet vested was calculated assuming that 100% (prior to the TSR modifier for the 2010 units) of the units are earned.

Option Exercises and Stock Vested in Fiscal 2011

The following table provides information concerning the vesting of stock, including PSUs, PCUs and RSUs, during Textron’s 2011 fiscal year for each NEO. There were no exercises of stock options by the NEOs during the 2011 fiscal year.

Stock Vested in Fiscal 2011

	Stock Awards
Name	Type of Equity Award(1)	Number of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Scott C. Donnelly	PSU PCU	169,394 3,045,786	$3,398,210 3,045,786
	RSU	96,617	2,381,084

			$8,825,080

Frank T. Connor	PSU	98,688	1,979,780
	RSU	20,226	530,933

			$2,510,713

John D. Butler	PSU PCU	42,349 650,724	849,557 650,724
	RSU	17,037	447,221

			$1,947,502

Terrence O’Donnell	PSU PCU	47,242 725,768	947,721 725,768
	RSU	18,196	477,645

			$2,151,134

(1)	“PSU” refers to performance share units, “PCU” refers to performance cash units and “RSU” refers to restricted stock units. PSUs and RSUs are described in more detail in the footnotes to the previous table. PCUs reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and each unit earned is valued at $1.00 on the date of payment.

(2)	Valuation methodology for the PSUs is described in footnote 5 to the Outstanding Equity Awards at 2011 Fiscal Year-End table.

Pension Benefits in Fiscal 2011

The table below sets forth information on the pension benefits for the NEOs under each of the Company’s pension plans:

Pension Benefits

Name	Plan Name		Number of Years of Credited Service	Present Value of Accumulated Benefit(1)
Scott C. Donnelly	TRP		3.50	$65,522
	SPP		3.50	538,265
	Wrap Around		22.50(2)	2,819,224

	Total			3,423,011
Frank T. Connor	TRP		2.42	50,437
	SPP (Regular Svc	)	2.42	239,837
	SPP (Extra Svc	)	3.00(2)	360,341

	Total			650,615
John D. Butler	TRP		14.50	555,170
	SPP		14.50	5,931,639
	SRP		N/A(3)	9,031,002

	Total			15,517,811
Terrence O’Donnell	TRP		11.75	432,614
	SPP		11.75	4,488,474
	SRP		N/A(3)	9,090,078

	Total			14,011,166

(1)	The present value of the accumulated benefit has been calculated consistent with the assumptions set forth in Note 13 Retirement Plans in Textron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2) Years of extra service granted to the executive by contract.

(3)	Benefits under the SRP are not based upon years of service but are based upon age.

A brief description of each of the Company’s pension plans referenced above follows:

TRP: Textron Retirement Program

Effective January 1, 2007, Textron consolidated its retirement benefits for U.S. salaried and eligible bargained employees into a single program, the Textron Retirement Program (“TRP”). The TRP is designed to be a “floor-offset” arrangement which has two parts. The first is a traditional defined pension benefit which provides a set monthly income (pension) at retirement through a formula based on age, years of service, and annual compensation. The second is a new defined contribution benefit called the Textron Retirement Account Plan. The traditional plan design formula is slightly different than the prior plan as it is no longer integrated with social security. The benefit provided to the participant will be the greater of the traditional pension benefit or the value provided by the Textron Retirement Account Plan. Transition rules between the prior plan design and the new plan design provide that participants who meet certain rules will be grandfathered. This means that their benefit will be calculated under the prior pension formula as well as the new TRP and they will receive the larger amount of the two. Mr. Butler and Mr. O’Donnell meet the grandfathering rules. The TRP is funded and tax qualified.

Benefits under the new defined pension formula are based on one and one-third percent of eligible compensation. Benefits under the prior formula are based on a one percent annual benefit for eligible compensation up to the “covered compensation” level ($51,054 in 2011), plus an additional amount equal to one and one-half percent of eligible compensation in excess of covered compensation. “Eligible Compensation”

includes base salary plus annual incentive payments in a given year, up to the Internal Revenue Code limit ($245,000 in 2011). The benefit formula is calculated based on eligible employees’ highest consecutive five-year average eligible compensation throughout their career at Textron. Provided an employee meets the five years of qualifying service to become vested in the TRP, the accumulated benefit earned during an employee’s career is payable in monthly installments after retirement. While the normal retirement age under the TRP is 65, eligible grandfathered employees can earn a full benefit upon attainment of age 62. Eligible employees who meet defined age and service criteria can retire and begin collecting a reduced benefit as early as age 55. As of December 31, 2011, Mr. Butler and Mr. O’Donnell qualified for a full benefit due to their age and service to Textron.

Under the Textron Retirement Account Plan, Textron makes annual contributions to a participant’s account equal to 2% of eligible compensation up to the Internal Revenue Code limit ($245,000 in 2011), and the account balance is adjusted for investment gains and losses. The participant may receive the account in a lump sum or as an actuarially equivalent annuity upon termination of employment at any age. The value of any distribution from the Textron Retirement Account Plan offsets benefits accrued after 2006 under the pension formula.

Effective January 1, 2010, the TRP was closed to new entrants.

SPP: Spillover Pension Plan

In 2007, the Supplemental Benefits Plan was amended and renamed the Spillover Pension Plan (“SPP”). Although there are some design changes, the changes do not impact the NEOs who were eligible for this plan prior to January 1, 2007. Federal law limits annual benefits under tax-qualified pension plans. Textron maintains the SPP to compensate certain Textron executives for pension benefits that would have been earned but for these limitations. The formula for the SPP is the same as the formula for the defined benefit portion of the qualified plan (the TRP). Eligible compensation components include base salary, annual incentive compensation earned or, after 2006, paid in a given year and for certain eligible participants, including the current NEOs, except for Mr. Donnelly and Mr. Connor, PSU payments. The amount included in the formula equals the total of these components (whether or not deferred), less the Internal Revenue Code limit noted above ($245,000 in 2011). Benefits under the SPP also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

In 2008, an appendix was added to the SPP for certain designated participants hired on or after January 1, 2008, including Mr. Donnelly, to provide a “Wrap-Around” pension benefit. This appendix will recognize an additional benefit service accrual identified in the offer letter of the designated participant and the resulting calculation will be offset by the prior employer age 65 benefit as described in the offer letter, and any qualified and non-qualified age 65 benefit provided by Textron. Specific to Mr. Donnelly, refer to the CD&A for details on his “Wrap-Around” benefit.

Effective January 1, 2010, the SPP was closed to new entrants except for those who were participants in the Textron Retirement Program on December 31, 2009.

SRP: Supplemental Retirement Plan

Certain executives, as approved individually by the Organization and Compensation Committee, also participate in the Supplemental Retirement Plan for Textron Key Executives (“SRP”), which provides benefits to participants who remain in the employ of Textron until at least age 60. Mr. Butler and Mr. O’Donnell are participants in the SRP and both qualify to receive benefits under the plan, which is unfunded and not qualified for tax purposes. The SRP was closed to new entrants in 2008.

Under the SRP, participating executives are entitled to receive a pension benefit equal to 50% of their highest consecutive five years of eligible earnings at age 65, reduced by any amounts to which they are entitled under the Textron plans described above and, except as may be provided in individual employment agreements, those of any prior employer. A reduced benefit of between 25% and 45% of their highest consecutive five-year average compensation is earned under the SRP for retirement at or between the ages of 60 to 64, respectively. The definition of eligible compensation for purposes of calculating a benefit under the SRP is the same as the definition of eligible compensation under the SPP as described above, except that eligible compensation under the SRP excludes PSUs awarded after 2005 for participating NEOs.

If a participant in the SRP is entitled to receive a retirement benefit under the SPP or any other non-qualified plan that would be subtracted from the benefit under the SRP, the amount of the benefit shall be calculated under the SPP but the benefit shall be paid exclusively at the time and in the form provided under the SRP, as if the other plan’s benefit were part of the participant’s benefit under the SRP, even if the participant is not otherwise eligible to receive any retirement benefit under the SRP (for example, because he retired before his benefit under the SRP vested or because his benefit under the SRP is fully offset by his other plan benefits).

Nonqualified Deferred Compensation

The table below shows the deferred compensation activity for each NEO during 2011 under non-qualified deferred compensation plans maintained by Textron.

Nonqualified Deferred Compensation

Name	Plan Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Scott C. Donnelly	Deferred Income Plan	$0	$0	$0
	Spillover Savings Plan	37,750	(28,081)	112,645

	Total	$37,750	$(28,081)	$112,645

Frank T. Connor	Deferred Income Plan	0	0	0
	Spillover Savings Plan	25,250	(11,795)	49,797

	Total	$25,250	$(11,795)	$49,797

John D. Butler	Deferred Income Plan	0	98,386	15,251,945
	Spillover Savings Plan	15,750	(38,739)	145,798

	Total	$15,750	$59,647	$15,397,743

Terrence O’Donnell	Deferred Income Plan	0	231,528	14,269,534
	Spillover Savings Plan	14,000	(30,518)	115,280

	Total	$14,000	$201,010	$14,384,814

(1)	The amounts shown in this column include contributions made by Textron into each executive’s notional deferred income account in the Textron Spillover Savings Plan (the “SSP”) in 2011. Under the SSP, if a participant contributes at least 10% of eligible compensation to the tax-qualified Textron Savings Plan, the participant’s stock unit account under the SSP is credited with a match equal to 5% of eligible compensation reduced by the matching contribution under the Textron Savings Plan. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation table.

(2)	The amounts in this column reflect aggregate earnings during the fiscal year on amounts accrued in the participants’ accounts under the DIP and the SSP, if applicable, based upon the terms of each plan, as described below. To the extent the credited rate exceeds 120% of the long-term applicable federal rate, such earnings are considered “above-market earnings”; in this case, the amount of these earnings that are considered above-market are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table. The amount of above-market interest attributable to each executive for 2011 is as follows: $98,070 for Mr. Butler and $120,286 for Mr. O’Donnell.

(3)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements beginning with the 2007 proxy statement (for fiscal 2006): Mr. Donnelly $78,298, Mr. Connor $30,307, Mr. Butler $788,680, and Mr. O’Donnell $1,969,353. The amounts in the preceding sentence do not include: (i) amounts deferred prior to fiscal 2006, and (ii) deferrals of certain cash-settled stock unit awards, all of which are reflected in the aggregate balances shown above. This information is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

A brief description of the Company’s deferred compensation plans referenced above follows:

DIP: Deferred Income Plan for Textron Executives

NEOs deferring compensation into the Deferred Income Plan for Textron Executives (“DIP”) have forgone current compensation in exchange for an unsecured promise from the Company to pay the deferred amount after their employment ends. NEOs can defer up to 25% of base salary and up to 80% of certain other cash compensation including annual incentive compensation and long-term incentive distributions settled in cash. The “principal” amount that is deferred can be credited with either a Moody’s-based interest rate or a rate of return that approximates the return on investment for a share of Textron common stock, including dividend equivalents, based upon the elections made annually by each NEO. The interest rates applicable to the Moody’s account are either the Moody’s Rate or a “Moody’s Plus” rate. The Moody’s rate is the average Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. The compounded Moody’s yield for 2011 was 5.21%, which was applied to all deferrals made subsequent to December 31, 2001. For DIP participant deferrals made prior to January 1988, the rate will be either the Moody’s rate plus 3%, but not less than 11%, (the “Moody’s Plus” rate) or the Moody’s rate but not less than 8%, and for deferrals made from January 1988 through December 2001, the rate will be either the Moody’s rate plus 2%, but not less than 10% (the “Moody’s Plus” rate), or the Moody’s rate, but not less than 8%. The applicable rates depend on the circumstances under which Textron employment ends. Textron makes a matching contribution in the NEO’s stock unit account equal to 10% of any elective deferred income allocated initially by the NEO to the stock unit account.

Per the DIP plan document, the earnings on the Moody’s account balance will be credited using the Moody’s Plus rate if Textron employment ends (i) at or after age 62 (other than for less than acceptable performance or by reason of death); (ii) as a result of total disability as defined under the Textron Master Retirement Plan; or (iii) under other circumstances approved in writing by Textron’s Chief Executive Officer and Chief Human Resources Officer. The DIP allows participants to make certain distribution elections to receive DIP balances subsequent to termination.

SSP: Textron Spillover Savings Plan

The Textron Spillover Savings Plan (the “SSP”) makes up for forgone Company matches into the tax-qualified Textron Savings Plan because of federal compensation limits, and as a result of deferring income under the Deferred Income Plan for Textron Executives (DIP). NEO contributions to the qualified savings plan are capped at 10% of eligible compensation up to the Internal Revenue Code limit ($245,000 in 2011). Contributions under the SSP are tracked in the form of unfunded book-entry accounts credited as stock units, which earn dividend equivalents and which are reinvested into stock units. NEOs are not permitted to make contributions to the SSP.

Potential Payments Upon Termination or Change in Control

The discussion and tables below reflect the amount of compensation that would become payable to each of the NEOs, including Mr. O’Donnell, under existing plans and arrangements if the named executive’s employment had terminated and/or a change in control had occurred on December 30, 2011, the last business day of Textron’s 2011 fiscal year. Information is provided with respect to the following termination scenarios — voluntary, for cause, not for cause, change in control, death or disability — and is based upon the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date.

With respect to Mr. O’Donnell, who retired from the company on January 31, 2012, while information has been provided with respect to all the various scenarios as required by SEC rules, the discussion below under “Payments Made Upon a Voluntary Termination by an Executive” is applicable to his actual retirement from the Company. The figures in this column of the table below related to Mr. O’Donnell represent an estimation as of December 30, 2011, of the amounts payable to him under his employment agreement. The actual amounts have not yet been determined and, in some cases where amounts are dependent upon share value, may vary significantly as a result of changes in our share price between December 30, 2011 (the date of the table) and the date or dates used for calculation of the actual payment due.

In addition, in connection with any future actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, consistent with the terms of employment contracts and as the Organization and Compensation Committee believes appropriate. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s share price and the executive’s age. In connection with certain terminations of employment, the executive would be required to execute a release of claims and comply with noncompetition provisions to receive all of the benefits provided by his employment agreement.

Mr. Butler has, and Mr. O’Donnell did have, an employment contract with Textron that provided for a three-year initial term, with successive one-year renewal provisions. Also, the contracts provide for specified levels of severance protection based on the reason for termination, including change in control, irrespective of the remaining term of the agreement. The contracts provide excise tax protection, subject to certain conditions, for change in control terminations. Mr. Donnelly does not have an employment agreement with Textron for a specific term, however his letter agreement with the Company provides similar separation benefits and excise tax protection in the event of his involuntary termination without cause or termination for good reason. Mr. Connor has only the severance benefits provided by the Textron Severance Plan for Key Executives.

Mr. O’Donnell’s and Mr. Butler’s contracts and Mr. Donnelly’s letter agreement with the Company (collectively, the “NEO’s Contracts”) provide that base salary will not be reduced and the officers will remain eligible for participation in Textron’s executive compensation and benefit plans during the term of the contracts. During Mr. O’Donnell’s employment with Textron, his employment contract permitted him to remain a partner of the Washington, D.C. law firm, Williams & Connolly LLP, which has provided legal services to Textron for over thirty years. During the time that he served as an executive officer of the Company, Mr. O’Donnell did not receive any share in firm income resulting from services provided by the firm to Textron. The Nominating and Corporate Governance Committee annually has reviewed Textron’s relationship with Williams & Connolly.

Payments Made Upon a Voluntary Termination by an Executive

Voluntary termination occurs when the NEO leaves the Company at his own will (e.g., voluntary resignation or retirement). Upon a voluntary termination executives are entitled only to their accrued obligations. Additionally, those executives that are retirement eligible or early-retirement eligible (defined as the attainment of one of the following conditions, per the Textron Master Retirement Plan (qualified pension plan): (i) age 60; (ii) 20 years of service to Textron; or (iii) age 55 with at least 10 years of service to Textron) as of December 31, 2011 (Mr. Butler and Mr. O’Donnell) would be entitled to the following:

•	Treatment of Long-Term Incentive Awards:

•	RSUs outstanding for six months or more will be subject to pro-rata vesting acceleration through the termination date

•	PSUs outstanding for twelve months or more will be subject to pro-rata vesting through the termination date, with payment based on actual performance

•	Unvested stock options shall continue to vest per their normal vesting schedule for a period of 36 months after termination

Payments Made Upon a Termination “for Cause” by the Company

A “for cause” termination occurs when a NEO is separated from Textron after engaging in one or more activities specified in the NEO’s employment contract or in our non-qualified plans, including, but not limited to: (i) conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction or a crime involving vicarious liability under certain circumstances), (ii) willful misrepresentation, fraud or dishonesty for personal enrichment at the expense of Textron, (iii) willful misconduct or behavior, willful violation of the Company’s Business Conduct Guidelines, or breach of the NEO’s fiduciary duties, in each case, that results in material harm to Textron, or (iv) any other material breach of the employment contract. Upon a termination “for cause,” executives would be entitled only to their accrued obligations.

Payments Made Upon a “Not for Cause” Termination by the Company or by an Executive for “Good Reason”

Mr. Donnelly, Mr. Butler and Mr. O’Donnell

A “not for cause” termination (also called “involuntary termination”) occurs when employment ends either at the initiation of Textron, but without circumstances that would indicate a “for cause” situation, or at the initiation of the executive for “Good Reason.” Under each of the NEO’s Contracts, “Good Reason” generally means the occurrence of one or more of the following: (i) the assignment to the NEO of duties that are materially inconsistent with his position, (ii) the material reduction of the NEO’s position, (iii) the forced relocation of the NEO’s principal office, (iv) a reduction in the NEO’s salary or other benefits, (v) the failure of the Company to deliver to the employee a satisfactory written agreement from any successor to the Company to assume and agree to perform under the employment contract, or (vi) other material breach by Textron of the employment contract. Upon a termination “not for cause,” or for “Good Reason,” Mr. Donnelly, Mr. O’Donnell and Mr. Butler would be entitled to their accrued obligations as well as the following:

•	Cash Severance Benefit Comprised of:

•	Two times the sum of (i) base salary and (ii) the greater of (a) the termination year target annual cash incentive compensation and (b) for Mr. Donnelly and Mr. Butler, the average annual cash incentive compensation earned during the last three fiscal years, or, for Mr. O’Donnell, an amount equal to the multiple of target earned in the prior year times his current year’s target annual incentive compensation. This amount would be paid in monthly installments over two years.

•	A pro-rated annual cash incentive compensation payment (based on actual performance) for the year of termination, paid in a lump sum in the year following termination.

•	Treatment of Long-Term Incentive Awards (including any early retirement or retirement benefits described above for those eligible individuals):

•	Outstanding RSUs for Mr. Butler and Mr. O’Donnell would be subject to pro-rata vesting acceleration through the termination date

•	Unvested stock options for Mr. Donnelly and Mr. Butler would be subject to full vesting acceleration for that portion of the awards that would have vested within two years after termination

•	To the extent not accelerated as provided above, unvested stock options for Mr. Butler and Mr. O’Donnell would continue to vest per their normal vesting schedule for a period of 36 months after termination because they are eligible for early retirement and retirement, respectively

•	PSUs would be subject to pro-rata vesting through the termination date

•	Benefits Under Pension and Nonqualified Deferred Compensation Plans:

•	For Mr. Donnelly and Mr. Butler, credit for an additional two and one half years of age and service and compensation under all defined benefit-type retirement plans (including the SRP and SPP)

•	For Mr. Donnelly and Mr. Butler, a lump sum payment equal to two times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates

•	Mr. Butler would also be entitled to additional service credit under the Supplemental Retirement Plan

•	Continuation of Insurance Coverage:

•	For Mr. Donnelly and Mr. Butler, continued coverage (or the cash equivalent thereof) for two years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the survivor benefit, accidental death and dismemberment insurance and dependent life insurance plans

•	Except for Mr. Donnelly who is not yet eligible for retirement, coverage under retiree health and welfare plans on the same terms that apply to other salaried retirees (Mr. O’Donnell is entitled to Company paid COBRA coverage for 18 months)

Mr. Connor

The Severance Plan for Textron Key Executives, in which Mr. Connor participates, provides severance pay for involuntary termination only if the executive signs a release provided in and required by the plan document. This severance pay is equal to the sum of: (i) Mr. Connor’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his current target incentive compensation under the annual incentive compensation plan.

Payments Made Upon a Termination in Connection with a “Change in Control”

Mr. Donnelly, Mr. Butler and Mr. O’Donnell

A “change in control” termination would occur if Mr. Donnelly, Mr. Butler or Mr. O’Donnell experiences a “not for cause” termination during the period beginning 180 days before a change in control and ending on the second anniversary of the change in control. For purposes of each of the NEO’s Contracts, a “change in control” generally means the occurrence of any of the following events: (i) any person unrelated to Textron acquires more than 30% of Textron’s then outstanding voting stock, (ii) a majority of the members of the Board of Directors are replaced in any two-year period other than in specific circumstances, (iii) the consummation of a merger or consolidation of Textron with any other corporation, other than a merger or consolidation in which Textron’s voting securities outstanding immediately prior to such merger or consolidation continue to represent at least 50% of the combined voting securities of Textron or such surviving entity immediately after such merger or consolidation, or (iv) shareholder approval of an agreement for the sale or disposition of all or substantially all of Textron’s assets or a plan of complete liquidation. Upon a termination in connection with a “change in control,” Mr. Donnelly, Mr. Butler and Mr. O’Donnell would be entitled to their accrued obligations as well as the following:

•	Cash Severance Benefit, Payable in a Lump Sum, Comprised of:

•	Three times base salary

•	Pro-rated portion of the greater of (i) the termination year target annual cash incentive compensation and (ii) the prior year annual cash incentive compensation

•	Three times the greater of (i) the highest annual cash incentive compensation (or the average annual cash incentive compensation for Mr. Donnelly and Mr. Butler) over the three years prior to the earlier of the change of control or the termination and (ii) the termination year target annual cash incentive compensation

•	Treatment of Long-Term Incentive Awards:

•	Outstanding unvested stock options, PSUs and RSUs for each of the NEOs would be subject to immediate and full vesting acceleration as of the termination date; PSUs granted in 2010 and 2011 will be paid based on actual performance through the change in control and based on target performance after the change in control for Mr. Donnelly and Mr. Butler. For Mr. O’Donnell, they would be paid based on target performance for the full performance cycle.

•	Benefits Under Pension and Nonqualified Deferred Compensation Plans:

•	Full vesting and credit for an additional three years of age and service and compensation under all defined benefit-type retirement plans (including the SRP and SPP)

•	Full vesting acceleration under the Spillover Savings Plan

•	A payment equal to three times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates

•	Mr. Butler would also be entitled to additional service credit under the Supplemental Retirement Plan

•	Continuation of Insurance Coverage:

•	Continued coverage (or the cash equivalent thereof) for three years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the survivor benefit, accidental death and dismemberment insurance and dependent life insurance plans

•	Except for Mr. Donnelly, who is not yet eligible for retirement, coverage under the Company’s retiree health and welfare plans on the same terms that apply to other salaried retirees

•	Additional Perquisites: Outplacement assistance for up to one year following termination

•	Tax Gross-Up Payment: Subject to certain conditions, the Company would gross-up severance payments to cover the executive’s excise taxes determined in accordance with Sections 4999 and 280G of the Internal Revenue Code.

Mr. Connor

The Severance Plan for Textron Key Executives, in which Mr. Connor participates, provides severance pay and severance benefits in the event of a change of control only if the executive signs a release provided in and required by the plan document. The severance pay, payable in a lump sum, is equal to the sum of: (i) Mr. Connor’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his current target incentive compensation under the annual incentive compensation plan. In addition, medical and dental benefits would be provided by Textron to the executive and to his dependents, on terms which are not less favorable to them than the terms existing immediately before severance. Such severance benefits would be continued for eighteen months following severance (or, if less, until the executive or dependent obtains comparable coverage under another employer’s plan or Medicare).

In addition, in the event of a change of control, Mr. Connor would receive (i) full vesting acceleration under the SPP and SSP and (ii) full vesting of all long-term incentive awards which would be payable in the same manner as the other NEOs.

Payments Made Upon a Termination in Connection with Death or Disability

Upon a termination in connection with death, disability or due to retirement at or after the executive’s attainment of age 65, NEOs would be entitled to their accrued obligations as well as the following:

•	Cash Benefit Comprised of:

•	For Mr. Butler, upon a termination due to disability, a lump sum payment equal to three times his target annual cash incentive compensation for the termination year and continued base salary (reduced by disability benefits) for two years

•	For Mr. O’Donnell, upon a termination due to disability before becoming eligible for the Company’s disability benefits program, base salary continuation during the period from termination until he becomes eligible for such benefits

•	For Mr. Butler and Mr. O’Donnell, upon the executive’s death while employed by Textron, a lump sum payment to their beneficiaries equal to three times base salary under the Survivor Benefit Plan

•	Treatment of Long-Term Incentive Awards:

•	For all NEOs, upon a termination due to disability or death, all RSUs outstanding for at least six months would vest pro-rata, outstanding stock options would vest in full, and PSUs outstanding for at least twelve months would vest pro-rata

•	Benefits Under Pension and Nonqualified Deferred Compensation Plans:

•	Full vesting of benefits under the Textron Savings Plan, SSP, DIP and Retirement Account Plan upon disability or death

•	Mr. Butler would receive the same benefits under the nonqualified deferred compensation plans following termination due to disability as he would for termination without cause (described above)

•	Mr. Butler would also be entitled to additional service credit under the SRP.

•	Continuation of Insurance Coverage. Mr. Butler would receive the same benefits following termination due to disability as he would for termination without cause (described above).

The following tables show potential payment to our NEOs under existing agreements, plans or other arrangements, for various scenarios involving a termination of employment, assuming the termination date to be December 31, 2011, and, where applicable, using the closing price of our common stock of $18.49 (as reported on the New York Stock Exchange on December 30, 2011, the last trading day of our fiscal year).

Scott C. Donnelly

	Voluntary(1)	Disability	Death	For Cause	Not For Cause	Change in Control(2)
Annual Incentive/Severance	$1,402,800	$1,402,800	$1,402,800	$0	$6,010,858	$8,679,686
RSU settled in stock or cash	0	2,969,882	2,969,882	0	0	5,006,463
Stock Options	0	1,293,579	1,293,579	0	1,293,579	1,293,579
Cash settlement of PSUs and PCUs(3)	6,443,996	8,449,953	8,449,953	0	8,449,953	10,546,185
Cash settlement of Deferred Income Plan	0	0	0	0	0	0
Pension benefit(4)	0	2,819,224	2,820,175	0	0	5,786,708
Savings Plan benefit	208,305	292,209	292,209	208,305	208,305	292,209
Other benefits(5)	0	0	0	0	118,878	313,317
Survivor Death Benefit	0	0	0	0	0	0
Tax gross-up	0	0	0	0	0	8,083,374

Sub-Total	$8,055,101	$17,227,647	$17,228,598	$208,305	$16,081,573	$40,001,521
Less: accumulated deferred income plan and vested pension and savings plan benefits	(208,305)	(208,305)	(208,305)	(208,305)	(208,305)	(208,305)

Amount Triggered due to Termination	$7,846,796	$17,019,342	$17,020,293	$0	$15,873,268	$39,793,216

Frank T. Connor
	Voluntary(1)	Disability	Death	For Cause	Not For Cause	Change in Control(2)
Annual Incentive/Severance	$745,238	$745,238	$745,238	$0	$2,132,738	$2,132,738
RSU settled in stock or cash	0	1,008,500	1,008,500	0	0	1,721,401
Stock Options	0	332,000	332,000	0	0	332,000
Cash settlement of PSUs and PCUs(3)	1,979,780	2,657,362	2,657,362	0	2,657,362	3,330,061
Cash settlement of Deferred Income Plan	0	0	0	0	0	0
Pension benefit(4)	0	0	0	0	0	293,409
Savings Plan benefit	103,766	163,891	163,891	103,766	103,766	163,891
Other benefits(5)	0	0	0	0	0	20,363
Survivor Death Benefit	0	0	0	0	0	0
Tax gross-up	0	0	0	0	0	0

Sub-Total	$2,828,784	$4,906,991	$4,906,991	$103,766	$4,893,866	$7,993,863
Less: accumulated deferred income plan and vested pension and savings plan benefits	(103,766)	(103,766)	(103,766)	(103,766)	(103,766)	(103,766)

Amount Triggered due to Termination	$2,725,018	$4,803,225	$4,803,225	$0	$4,790,100	$7,890,097

John D. Butler

	Voluntary(1)	Disability	Death	For Cause	Not For Cause	Change in Control(2)
Annual Incentive/Severance	$425,516	$2,637,516	$425,516	$0	$2,288,998	$3,756,911
RSU settled in stock or cash	549,911	549,911	549,911	0	549,911	866,589
Stock Options	323,401	323,401	323,401	0	323,401	323,401
Cash settlement of PSUs and PCUs(3)	1,830,260	1,830,260	1,830,260	0	1,830,260	2,157,987
Cash settlement of Deferred Income Plan	15,251,945	15,251,945	15,251,945	15,251,945	15,251,945	15,251,945
Pension benefit(4)	14,621,419	15,404,079	7,962,434	14,621,419	16,059,469	15,172,912
Savings Plan benefit	601,523	601,523	601,523	601,523	601,523	601,523
Other benefits(5)	0	70,316	0	0	71,330	196,995
Survivor Death Benefit	460,950	460,950	1,680,000	0	460,950	460,950
Tax gross-up	0	0	0	0	0	0

Sub-Total	$34,064,925	$37,129,901	$28,624,990	$30,474,887	$37,437,787	$38,789,213
Less: accumulated deferred income plan and vested pension and savings plan benefits	(30,474,887)	(30,474,887)	(30,474,887)	(30,474,887)	(30,474,887)	(30,474,887)

Amount Triggered due to Termination	$3,590,038	$6,655,014	$0	$0	$6,962,900	$8,314,326

Terrence O’Donnell
	Voluntary(1)	Disability	Death	For Cause	Not For Cause	Change in Control(2)
Annual Incentive/Severance	$398,921	$398,921	$398,921	$0	$2,454,243	$3,984,565
RSU settled in stock or cash	770,330	770,330	770,330	0	770,330	958,670
Stock Options	360,765	360,765	360,765	0	360,765	360,765
Cash settlement of PSUs and PCUs(3)	2,041,319	2,041,319	2,041,319	0	2,041,319	2,357,264
Cash settlement of Deferred Income Plan	14,269,534	14,269,534	14,269,534	14,161,689	14,269,534	14,269,534
Pension benefit(4)	14,011,166	14,011,166	6,875,113	14,011,166	14,011,166	12,918,784
Savings Plan benefit	484,421	484,421	484,421	484,421	484,421	484,421
Other benefits(5)	0	0	0	0	12,257	196,322
Survivor Death Benefit	487,430	487,430	1,575,000	0	487,430	487,430
Tax gross-up	0	0	0	0	0	0

Sub-Total	$32,823,886	$32,823,886	$26,775,403	$28,657,276	$34,891,465	$36,017,755
Less: accumulated deferred income plan and vested pension and savings plan benefits	(28,657,276)	(28,657,276)	(28,657,276)	(28,657,276)	(28,657,276)	(28,657,276)

Amount Triggered due to Termination	$4,166,610	$4,166,610	$0	$0	$6,234,189	$7,360,479

(1)

Mr. Butler and Mr. O’Donnell were eligible for early-retirement and retirement, respectively, due to their age and service with the Company as of December 31, 2011, while Mr. Donnelly and Mr. Connor are not yet early-retirement eligible; as such, in each case, the benefits included in the “voluntary” column in the tables above are reflective of the benefits that would be payable to these executives if “retirement” had occurred on December 31, 2011.

(2)	Amounts reported in the “Change in Control” column for stock options, RSUs, PSUs and PCUs are provided upon a Change in Control, and all other amounts are provided only upon a “not for cause” termination in connection with a Change in Control.

(3)	Potential PSU and PCU payouts have been calculated assuming that the 2010-2012 PSU cycle will be paid at 88.9% of target, and the 2011-2013 PSU cycle at 103.4% of target. These figures are based on actual Company performance against goals for 2010 and 2011, and target Company performance against goals for 2012. In addition, the figures assume median total shareholder return.

(4)	Potential pension benefits have been calculated assuming (a) a discount rate of 5.00%; (b) a normal retirement age of 65 for all NEOs; and (c) the election by each eligible NEO of a 50% Joint & Survivor annuity which provides benefits to the NEO’s surviving spouse upon the NEO’s death equal to 50% of the benefit otherwise paid to the NEO.

(5)	Includes (a) health and welfare benefits for each NEO, and (b) outplacement assistance for one year (administrative assistant, office space, office equipment) for Mr. Donnelly, Mr. Butler, and Mr. O’Donnell under the “Change In Control” scenario.

Equity Com pensation Plan Information

The following table sets forth, as of the end of Textron’s 2011 fiscal year, for all Textron compensation plans previously approved by shareholders, (a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of the outstanding options, warrants and rights, and (c) the number of securities remaining available for future issuance under the plans other than securities to be issued upon the exercise of the outstanding options, warrants and rights. There are no compensation plans not previously approved by shareholders.

	(a)		(b)		(c)
Number of Securities
	Number of				Remaining Available for
	Securities to be				Future Issuance Under
	Issued Upon		Weighted-Average		Equity Compensation
	Exercise of		Exercise Price of		Plans (Excluding
	Outstanding Options,		Outstanding Options,		Securities Reflected in
Plan category	Warrants and Rights		Warrants and Rights		Column (a))
Equity compensation plans approved by shareholders	9,498,000	(1)	$27.68	(2)	10,010,000	(3)
Equity compensation plans not approved by shareholders	N/A		N/A		N/A
Total	9,498,000		$27.68		10,010,000

(1)	Includes 638,000 unvested shares that may be issued under previously granted RSUs.

(2)	This value reflects the weighted average exercise price of outstanding stock options only.

(3)	Consists of shares remaining available for issuance under the Textron Inc. 2007 Long-Term Incentive Plan that may be issued pursuant to stock options, stock appreciation rights, performance stock, restricted stock, RSUs, PSUs and other awards, provided that no more than 2,059,000 shares may be issued pursuant to awards other than stock options and stock appreciation rights.

Evaluation of Risk in Compensation Plans

In addition to the Company’s incentive compensation arrangements applicable to senior executives throughout the enterprise, the Company’s business units maintain incentive compensation plans and programs in which business unit employees below the senior executive level participate (such as sales incentive plans and incentive programs linked to safety and customer service, etc.). Textron’s management reviews these business unit incentive compensation plans and programs as they relate to risk management practices and risk-taking incentives.

Transactions with Related Persons

Since the beginning of Textron’s 2011 fiscal year, there have been no transactions and there are no currently proposed transactions, in which Textron was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, except that on November 1, 2007, Wooster Capital, LLC, which is wholly-owned by Mr. Ford, one of our directors, entered into an agreement to purchase a 6.25% interest in a Cessna Sovereign from CitationAir (formerly CitationShares), a Textron company. The Agreement, pursuant to which Wooster Capital paid $975,290 upon signing, is for a five-year term and provides for monthly fuel payments which are reconciled annually with actual expenses incurred; during 2011 the payments totaled $359,619 and during 2012, the payments will be $30,712 per month, with a reconciliation for actual expenses at year end.

On April 25, 2011, Textron entered into a Hangar License and Services Agreement with our CEO’s limited liability company (LLC). Under this agreement, Mr. Donnelly’s LLC subleases a portion of Textron’s leased hangar space for his personal airplane. The agreement also provides that the Company will provide certain aircraft maintenance and other services for Mr. Donnelly’s airplane. Fees for hangar space, maintenance, fuel and all other services are set at market rates, and Mr. Donnelly fully reimburses the Company at such market rates. During 2011, Mr. Donnelly paid the Company $56,038 pursuant to this agreement.

In addition, the Nominating and Corporate Governance Committee has approved Mr. Donnelly’s occasional use of his personal airplane for business travel and has adopted a policy which sets forth regulatory, safety, insurance and other requirements applicable to use of personal aircraft by executives for business purposes. The policy provides for reimbursement of only direct operating expenses to the executive, subject to a cap of $50,000 annually. During 2011, the Company reimbursed Mr. Donnelly $7,764 for such expenses.

Under Textron’s Corporate Governance Guidelines and Policies, all related party transactions are subject to approval or ratification by the Nominating and Corporate Governance Committee. Related party transactions, referred to as “Interested Transactions with Related Parties” under the Guidelines, are generally defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) where the Company is a participant, in which the aggregate amount involved since the beginning of the Company’s last fiscal year exceeds or is expected to exceed $100,000 and an executive officer, director, nominee or greater than 5% beneficial holder or immediate family member of any of the foregoing has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In determining whether to approve or ratify such a transaction, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADVISORY VOTE TO APPROVE TEXTRON’S EXECUTIVE COMPENSATION

The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are providing our shareholders with an advisory (nonbinding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This vote is advisory only, and it is not binding on Textron or on our Board of Directors. Although the vote is non-binding, the Organization and Compensation Committee (the “Committee”) and the Board will carefully consider the outcome of the vote when making future compensation decisions.

Textron’s compensation philosophy is to establish target compensation based on the median of a talent peer group and to tie a substantial portion of our executives’ compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders. For a full discussion of our executive compensation programs and 2011 compensation decisions made by the Committee, see “Compensation Discussion and Analysis” beginning on p. 17.

Textron’s Board of Directors believes that the Company’s executive compensation program is working to align management’s interests with those of our shareholders to support long-term value creation. Accordingly, Textron shareholders are being asked to vote “FOR” the following advisory resolution at the annual meeting:

“RESOLVED, that the shareholders approve the Company’s compensation of its named executive officers, as disclosed in the Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure.”

Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2013 Annual Meeting of Shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the resolution approving the Company’s executive compensation (Item 7 on the proxy card).

APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE

TEXTRON INC. SHORT-TERM INCENTIVE PLAN

The Textron Inc. Short-Term Incentive Plan (as amended and restated effective January 3, 2010) (the “Short-Term Plan”) was adopted by our Board of Directors and approved by our shareholders in 2007 as part of a continuing program to attract, retain and motivate key employees. The Short-Term Plan permits the awarding of cash bonuses to employees based on the achievement of pre-established performance goals. We are asking our shareholders to reapprove the material terms of the performance goals under the Short-Term Plan in accordance with the shareholder approval requirements of Section 162(m). This Proposal does not seek any amendment of the existing provisions of or performance objectives contained within the Short-Term Plan. Rather, this Proposal is being presented to shareholders solely to address the periodic approval requirements of Section 162(m) described below.

Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to certain covered employees (generally, our named executive officers other than the Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. The Short-Term Plan is intended to permit awards granted thereunder to qualify for exemption from the deduction limit to the extent that the compensation is recognized by the employee as ordinary income and provided that the awards meet the Section 162(m) performance-based compensation requirements. One of these requirements is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Company’s shareholders not less frequently than once every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms are discussed below. Shareholder approval of this Proposal is intended to constitute reapproval of each of these aspects of the Short-Term Plan for purposes of the approval requirements of Section 162(m).

Shareholder approval is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Short-Term Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Short-Term Plan’s performance goals for shareholder approval should not be viewed as a guarantee that we can deduct all compensation payable under the Short-Term Plan that is intended to be performance-based. Nothing in this proposal precludes the Company or the Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Participation in the Short-Term Plan is limited to employees of the Company or any subsidiary designated annually by the Committee. The maximum amount payable under the Short-Term Plan to any participant for any plan year is $4,000,000. The Short-Term Plan provides that, with respect to any amounts intended to qualify as performance-based compensation under Section 162(m), the Committee shall establish objective written performance goals for each participant no later than 90 days after the commencement of each plan year. Performance goals will consist of specified levels of one or more of the following performance criteria: operating cash flows from continuing operations, operating working capital, free cash flow, revenues, segment profit, corporate expenses, special charges, gain (loss) on sale of business, income from continuing operations, net income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), EPS (earnings per share), ROA (return on assets), ROS (return on sales), ROE (return on equity), ROIC (return on invested capital), WACC (weighted average cost of capital), total shareholder return, stock price appreciation, growth in managed assets, organic growth, cost performance, net cost reductions, inventory turns, selling and administrative expense as a percentage of sales, days sales outstanding, ratio of income to fixed charges, segment profit margins, total profit margin, EVA (economic value added), intrinsic value and effective income tax rate.

In each case, performance goals shall be determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) and shall be consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. Performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Following the end of each plan year or other performance period, the Committee will certify the extent to which performance goals have been achieved and compute the final amounts to be paid to each participant. With respect to any amounts intended to qualify as performance-based compensation under Section 162(m), the Committee is only authorized to exercise negative discretion to reduce or eliminate awards, and may not exercise positive discretion to increase awards. Because the Committee exercises discretion in determining the amounts that may become payable to each individual who may be designated to participate in the Short-Term Plan, the amount of any future benefits that may be allocated to any one individual or group of individuals under the Short-Term Plan is not presently determinable.

The discussion above is qualified in its entirety by reference to the full text of the Short-Term Plan, which has been filed with the Securities and Exchange Commission as Appendix A to this proxy statement.

The Board believes that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that may qualify (to the maximum extent practicable, consistent with our goals of attracting, retaining and motivating key employees) as tax deductible performance-based compensation in the Short-Term Plan. The Board is therefore asking shareholders to approve, for Section 162(m) purposes, the material terms of the performance goals set forth herein.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” approval of the material terms of the performance goals under the Textron Inc. Short-Term Incentive Plan (Item 8 on the proxy card).

APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE TEXTRON INC. 2007 LONG-TERM INCENTIVE PLAN

The Textron Inc. 2007 Long-Term Incentive Plan (amended and restated as of April 28, 2010) (the “2007 Plan”) was adopted by our Board of Directors and approved by our shareholders in 2007 as part of a continuing program to attract, retain and motivate key employees. The 2007 Plan authorizes the grant of stock options, stock appreciation rights, performance stock, restricted stock, RSUs, PSUs and other awards. The Committee may determine to apply performance criteria to awards under the 2007 Plan. We are asking our shareholders to reapprove the material terms of the performance goals under the 2007 Plan in accordance with the shareholder approval requirements of Section 162(m). This Proposal does not seek any amendment of the existing provisions of or performance objectives contained within the 2007 Plan. Rather, this Proposal is being presented to shareholders solely to address the periodic approval requirements of Section 162(m) described below.

Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to certain covered employees (generally, our named executive officers (other than the Chief Financial Officer)). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. Stock options and stock appreciation rights granted under the 2007 Plan typically qualify as performance-based compensation under Section 162(m). Under the 2007 Plan, the Committee also may designate awards as intended to qualify for exemption from the deduction limit to the extent that the compensation is recognized by the employee as ordinary income and provided that the awards meet the Section 162(m) performance-based compensation requirements. One of these requirements is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Company’s shareholders not less frequently than once every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms are discussed below. Shareholder approval of this Proposal is intended to constitute reapproval of each of these aspects of the 2007 Plan for purposes of the approval requirements of Section 162(m).

Shareholder approval is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2007 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the 2007 Plan’s performance goals for shareholder approval should not be viewed as a guarantee that we can deduct all compensation payable under the 2007 Plan that is intended to be performance-based. Nothing in this Proposal precludes the Company or the Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Participation in the 2007 Plan is limited to employees or non-employee directors of the Company or any subsidiary selected by the Committee. The 2007 Plan requires that awards of performance stock or performance share units have a minimum vesting period of one (1) year. The maximum amount of awards payable in shares which may be awarded to any participant in any calendar year is 400,000 shares measured as of the date of grant, and the maximum amount which may be paid to any participant in any calendar year with respect to awards settled in cash is $15 million.

The 2007 Plan provides that the Committee shall establish objective written performance goals for each participant within 90 days after the commencement of the applicable performance period. Performance goals will consist of specified levels of one or more of the following performance criteria: operating cash flows from continuing operations, operating working capital, free cash flow, revenues, segment profit, corporate expenses, special charges, gain (loss) on sale of business, income from continuing operations, net income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), EPS (earnings per share), ROA (return on assets), ROS (return on sales), ROE (return on equity), ROIC (return on invested capital), WACC (weighted average cost of capital), total shareholder return, stock price appreciation, growth in managed assets, organic growth, cost performance, net cost reductions, inventory turns, selling and administrative expense as a percentage of sales, days sales outstanding, ratio of income to fixed charges, segment profit margins, total profit margin, EVA (economic value added), intrinsic value and effective income tax rate.

In each case, performance goals shall be determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) and shall be consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. Performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Following the end of each performance period, the Committee will certify the extent to which performance goals have been achieved and compute the final amounts to be paid to each participant. With respect to any amounts intended to qualify as performance-based compensation under Section 162(m), the Committee is only authorized to exercise negative discretion to reduce or eliminate awards, and may not exercise positive discretion to increase awards. Because the Committee exercises discretion in determining the amounts that may become payable to each individual who may be designated to participate in the 2007 Plan, the amount of any future benefits that may be allocated to any one individual or group of individuals under the 2007 Plan is not presently determinable.

The discussion above is qualified in its entirety by reference to the full text of the 2007 Plan, which has been filed with the Securities and Exchange Commission as Appendix B to this proxy statement.

The Board believes that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that may qualify (to the maximum extent practicable, consistent with our goals of attracting, retaining and motivating key employees) as tax deductible performance-based compensation in the 2007 Plan. The Board is therefore asking shareholders to approve, for Section 162(m) purposes, the material terms of the performance goals set forth herein.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” approval of the material terms of the performance goals under the Textron Inc. 2007 Long-Term Incentive Plan (Item 9 on the proxy card).

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP to audit Textron’s consolidated financial statements for 2012, but as a matter of good corporate governance the Board is asking shareholders to ratify that appointment of Ernst & Young LLP as independent registered public accounting firm for 2012. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. A representative or representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Fees to Independent Auditors

The following table presents fees billed for professional services rendered by Ernst & Young LLP for the audit of Textron’s annual financial statements, the reviews of the financial statements in Textron’s Forms 10-Q, and other services in connection with statutory and regulatory filings and engagements for 2010 and 2011 and fees billed in 2010 and 2011 for audit-related services, tax services and all other services rendered by Ernst & Young LLP.

	2010	2011
Audit Fees	$7,801,000	$7,285,000
Audit-Related Fees(1)	584,000	501,000
Tax Fees(2)	184,000	144,000
All Other Fees	0	0

Total Fees	$8,569,000	$7,930,000

(1)	Audit-related fees include fees for employee benefit plan audits, due diligence relating to acquisitions and dispositions, attest services not required by statute or regulation, and consultations concerning financial accounting and reporting matters not classified as audit.

(2)	Tax fees include fees for tax services relating to consultations, compliance, dispositions, and expatriate services.

Under the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for Textron require pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals pursuant to delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

All audit-related services, tax services and other services for 2011 were pre-approved by the Audit Committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Board of Directors recommends a vote “FOR” ratification of the appointment by the Audit Committee of Ernst & Young LLP (Item 10 on the proxy card).

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND OTHER MATTERS FOR 2013 ANNUAL MEETING

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2013 annual meeting of shareholders under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Textron, at 40 Westminster Street, Providence, Rhode Island 02903, on or before November 12, 2012.

If shareholders instead wish to bring other business before a shareholder meeting, timely notice must be received by Textron in advance of the meeting. Under Textron’s Amended and Restated By-Laws, such notice must be received not less than 90 nor more than 150 days before the anniversary date of the immediately preceding annual meeting of shareholders or, between November 26, 2012 and January 25, 2013, for the 2013 annual meeting (but if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later). The notice must include the information required by our By-Laws. These requirements are separate from the requirements a shareholder must meet to have a proposal included in Textron’s proxy statement under Rule 14a-8. These time limits also apply to nominations submitted by shareholders under our By-Laws and in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by Textron.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the Company by telephone at (401) 457-2353 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By order of the Board of Directors,

E. Robert Lupone

Executive Vice President, General Counsel and

Secretary

March 12, 2012

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY VIA INTERNET OR TELEPHONE (SEE ENCLOSED PROXY CARD) OR FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED.

Appendix A

TEXTRON INC. SHORT-TERM INCENTIVE PLAN

(As amended and restated effective January 3, 2010)

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 Establishment of the Plan. Textron Inc., a Delaware company (the “Company”), hereby establishes a short-term incentive compensation plan to be known as the Textron Inc. Short-Term Incentive Plan (the “Plan”). The Plan permits the awarding of cash bonuses to Employees (as defined below), based on the achievement of performance goals that are pre-established by the Board of Directors of the Company (the “Board”) or by the Committee (as defined below).

The Plan, as adopted by the Board and approved by the shareholders of the Company at the 2007 annual general meeting of shareholders, is effective as of January 1, 2007 and shall continue until December 31, 2016, unless terminated earlier as set forth in Section 10. The Plan is amended and restated as follows, effective July 25, 2007, to incorporate those terms necessary or advisable to ensure that awards under the Plan are exempt from or comply with Section 409A of the Internal Revenue Code.

The Plan has been amended from time to time since the previous restatement. This restatement of the Plan reflects all amendments adopted through the date of this restatement.

1.2 Purpose. The purposes of the Plan are to (i) provide greater motivation for certain employees of the Company and its Subsidiaries (as defined below) to attain and maintain the highest standards of performance, (ii) attract and retain employees of outstanding competence, and (iii) direct the energies of employees towards the achievement of specific business goals established for the Company and its Subsidiaries.

The purposes of the Plan shall be carried out by the payment to Participants (as defined below) of short-term incentive cash awards, subject to the terms and conditions of the Plan. All compensation payable under this Plan to Participants who are Executive Officers (as defined below) is intended to be deductible by the Company under Section 162(m) of the Code (as defined below).

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided).

“Award Opportunity” means the various levels of incentive awards which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1. For an individual, the Award Opportunity is typically expressed as a minimum and maximum percentage of the individual’s Target Incentive Award (as defined below) that define a range within which the actual incentive award will fall.

“Base Salary” shall mean the regular annualized base salary (determined as of January 1 of each Plan Year with respect to Executive Officers) earned by a Participant during a Plan Year prior to any salary reduction contributions made to any deferred compensation plans sponsored or maintained by the Company or by any Subsidiary; provided, however, that Base Salary shall not include awards under this Plan, any bonuses, equity awards, the matching contribution under any plan of the Company or any of its Subsidiaries (as applicable) providing such, overtime, relocation allowances, severance payments or any other special awards as determined by the Committee.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” has the meaning set forth in Section 1.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Organization and Compensation Committee of the Board, provided that the Committee shall consist of three or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3, who are “outside directors” to the extent required by and within the meaning of Section 162(m) of the Code, as amended from time to time.

“Company” has the meaning set forth in Section 1.1.

“Effective Date” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

“Employee” means an employee of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means a “covered employee” within the meaning of Section 162(m)(3) of the Code or any other executive designated by the Committee for purposes of exempting compensation payable under the Plan from the deduction limitations of Section 162(m) of the Code.

“Final Award” means the actual award earned during a Plan Year by a Participant, as determined by the Committee at the end of such Plan Year.

“Participant” means an Employee who is participating in the Plan pursuant to Section 4.

“Plan” means this Textron Inc. Short-Term Incentive Plan.

“Plan Year” means the calendar year, commencing on January 1st and ending on December 31st, or any other period that the Committee designates as the performance period for a particular performance goal pursuant to Section 5.1.

“Subsidiary” means any company or corporation in which the Company beneficially owns, directly or indirectly, 50% or more of the securities entitled to vote in the election of the directors of the corporation.

“Target Incentive Award” means the target award to be paid to a Participant when performance measures are achieved, as established by the Committee. For an individual, the Target Incentive Award is typically expressed as a percentage of the individual’s Base Salary (as defined above).

“Textron” means Textron Inc., a Delaware corporation, and any successor of Textron Inc.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the limitations set forth in the Plan, the Committee shall: (i) select from the Employees of the Company and its Subsidiaries, those who shall participate in the Plan, (ii) establish Award Opportunities in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such Award Opportunities as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) make any and all factual and legal determinations in connection with the administration and interpretation of the Plan, (vi) correct any defect or omission or reconcile any inconsistency in this Plan or in any Award Opportunity granted hereunder, and (vii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon all parties.

Except with respect to the matters that under Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e) are required to be determined or established by the Committee to qualify awards to Executive Officers under the Plan as qualified performance-based compensation, the Committee shall have the power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues. To the extent of any such delegation, references to the “Committee” herein shall be deemed to refer to the relevant delegate.

Subject to applicable laws, rules and regulations: (i) no member of the Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

SECTION 4. ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Employee who is included in the Plan by the Committee, shall be eligible to participate in the Plan for such Plan Year and all subsequent Plan Years, subject to the limitations of Section 7 herein.

4.2 Participation. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in the Plan. Participation in the Plan during the applicable Plan Year shall be limited to those Employees (“Participants”) who are selected by the Committee. Employees who are eligible to participate in the Plan shall be notified of the performance goals and related Award Opportunities for the relevant Plan Year.

4.3 Right to Reduce or End Eligibility. The Committee may elect to reduce the Award Opportunity (as described in Section 5.2 herein) or end it altogether for any single Participant or group of Participants at any time.

SECTION 5. AWARD DETERMINATION

5.1 Performance Goals. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall approve or establish in writing the performance goals for that Plan Year. Performance goals may include financial and/or non-financial goals.

Performance goals and their relative weight may vary by job. After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement at the end of the Plan Year as compared to the pre-established performance goals set at the beginning of the Plan Year will determine the amount of the Final Award. The Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards to reduce or increase a calculated award based on the Committee’s qualitative assessment of performance.

The performance period with respect to which awards may be payable under the Plan shall generally be the Plan Year; provided, however, that the Committee shall have the authority and discretion to designate different performance periods under the Plan, in which case references to Plan Year shall be deemed to refer to such other performance period.

5.2 Award Opportunities. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish an Award Opportunity for each Participant. In the event a Participant changes job levels during a Plan Year, the Participant’s Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year. In addition, if a Participant changes jobs during the year, the Participant’s goals may change as of the effective date of the job change to reflect the different performance goals. Each job’s performance goals will continue to be assessed on a full-year basis to determine payouts, with the proportion of time in each job applied to determine the final payout amount. In the case of an Award Opportunity that the Committee has designated as “performance-based compensation” for purposes of Section 162(m) or Section 409A of the Code, the Committee shall have the right to adjust the Award Opportunity as described in this Section 5.2 only to the extent that the adjustment would not cause the Award Opportunity to fail to qualify as “performance-based compensation” for purposes of Section 162(m) or Section 409A, as applicable.

5.3 Adjustment of Performance Goals. The Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Plan Year if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, performance goals and Award Opportunities will be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such performance goals or Award Opportunities are established. Further, in the event of a Plan Year of less than twelve months, the Committee shall have the right to adjust the performance goals and the Award Opportunities accordingly, at its sole discretion. In the case of an Award Opportunity that the Committee has designated as “performance-based compensation” for purposes of Section 162(m) or Section 409A of the Code, the Committee shall have the right to adjust the performance goals or Award Opportunity as described in this Section 5.3 only to the extent that the adjustment would not cause the Award Opportunity to fail to qualify as “performance-based compensation” for purposes of Section 162(m) or Section 409A, as applicable.

5.4 Final Award Determinations. At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Each Final Award shall be based upon the (i) Participant’s Target Incentive Award percentage, multiplied by his Base Salary and (ii) percent satisfaction of performance goals (as set by the Committee). Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established performance goals.

5.5 Limitations. The amount payable to a Participant for any Plan Year shall not exceed U.S. $4,000,000.

5.6 Award Opportunities under Section 409A. The Committee may, in its discretion, establish Award Opportunities that will qualify as “performance-based compensation” under Section 409A of the Code. An Award Opportunity intended to qualify as “performance-based compensation” under Section 409A of the Code shall meet the following requirements:

(a)	For any Participant who is eligible to participate in the Plan on the first day of the performance period, the performance period shall include at least 12 consecutive months;

(b)	Performance goals shall be established no later than 90 days after the beginning of the performance period, and at a time when it is not substantially certain that the performance goals will be met. Performance goals may not be adjusted after the first 90 days of the performance period, except that the Committee may, consistent with Section 409A, make adjustments it deems necessary to reflect corporate events, such as recapitalizations or mergers, that would otherwise affect the performance goals; and

(c)	No Final Award shall be paid unless the pre-established performance goals are satisfied.

SECTION 6. PAYMENT OF FINAL AWARDS

6.1 Form and Timing of Payment. As soon as practicable after the end of each Plan Year, the Committee shall determine the extent to which the Company and each Participant has achieved the performance goals for such Plan Year, including the specific target objective(s) and the satisfaction of any other material terms of the awards, and the Committee shall approve the amount of each Participant’s Final Award for the relevant period. Final Award payments shall be payable to the Participant, or to his estate in the case of death, in a single lump-sum cash payment, as soon as practicable after the end of each Plan Year, after the Committee, in its sole discretion, has certified in writing the extent to which the specified performance goals were achieved, but in no event later than March 15th of the year following the calendar year in which the applicable performance period ends.

6.2 Payment of Partial Awards. In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion, compute and pay a partial award in a lump sum on the scheduled date in Section 6.1 for the portion of the Plan Year that an Employee was a Participant. Unless such payment is specifically approved by the Committee, no such payments will be made, and continued service through the end of the Plan Year shall be required to earn an award. Unless the Committee determines otherwise, a Participant who has earned a Final Award with respect to a completed Plan Year who subsequently terminates employment or otherwise ceases eligibility before the date that the Final Award is to be paid shall be paid such Final Award on the scheduled date.

6.3 Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or of any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7. TERMINATION OF ELIGIBILITY OR EMPLOYMENT

7.1 Termination of Eligibility. In the event a Participant ceases to be eligible to participate in the Plan during a Plan Year but remains employed by the Company or a Subsidiary through the end of such Plan Year, the Final Award determined in accordance with Section 5.4 herein shall be reduced to reflect participation prior to such cessation of eligibility only. The reduced award shall be based upon the proportionate amount of Base Salary earned during the Plan Year prior to cessation of eligibility.

The Final Award thus determined shall be payable in a lump sum as soon as practicable following certification of the relevant performance goals by the Committee for the Plan Year in which such termination occurs, or sooner (except with respect to Executive Officers), as determined by the Committee in its sole discretion. A participant’s Final Award shall be paid no later than March 15 of the year following the calendar year in which the applicable performance period ends.

7.2 Termination of Employment. In the event a Participant’s employment is terminated for any reason, all of the Participant’s rights to a Final Award for the Plan Year then in progress shall be forfeited. However, the Committee, in its sole discretion, may pay a partial award for the portion of that Plan Year that the Participant was employed by the Company, computed as determined by the Committee and paid in a lump sum no later than March 15 of the year following the calendar year in which the applicable performance period ends.

SECTION 8. RIGHTS OF PARTICIPANTS

8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

8.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9. EXECUTIVE OFFICERS

9.1 Applicability. The provisions of this Section 9 shall apply only to Executive Officers and are intended to apply additional terms, conditions and limitations required for amounts payable hereunder to Executive Officers to qualify as performance-based compensation exempt from Section 162(m) of the Code. In the event of any inconsistencies between this Section 9 and the other Plan provisions, the provisions of this Section 9 shall control with respect to Executive Officers.

9.2 Performance Goals and Award Opportunities. With respect to Executive Officers, objective written performance goals and Award Opportunities for a Plan Year shall be established by the Committee (and the Committee only, with no delegation) (i) while the attainment of the performance goals for the Plan Year is substantially uncertain and (ii) no more than 90 days after the commencement of the Plan Year (or a number of days equal to 25% of the Plan Year, if less). The performance goals applicable to the Executive Officers shall be limited to the performance goals listed below. The Committee may select one or more of the performance goals specified for each Plan Year which need not be the same for each Executive Officer in a given year. Performance goals will consist of specified levels of one or more of the following performance criteria as the Committee deems appropriate: operating cash flows from continuing operations, operating working capital, free cash flow, revenues, segment profit, corporate expenses, special charges, gain (loss) on sale of business, income from continuing operations, net income, EBITDA—earnings before interest, taxes, depreciation and amortization, EBIT—earnings before interest and taxes, EPS—earnings per share, as adjusted EPS, ROA—return on assets, ROS—return on sales, ROE—return on equity, ROIC—return on invested capital, WACC—weighted average cost of capital, total shareholder return, stock price appreciation, growth in managed assets, organic growth, cost performance, net cost reductions, inventory turns, selling and administrative expense as a percentage of sales, days sales outstanding, ratio of income to fixed charges, segment profit margins, total profit margin, EVA—economic value added, intrinsic value and effective income tax rate. In each case, performance goals shall be determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) and shall be consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. Performance goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. In addition, for awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish performance goals based on other criteria as it deems appropriate. Notwithstanding the above, for any award or portion of an award designated to be “performance-based compensation” under Section 162(m) of the Code, the Committee does not retain any right to increase any amount otherwise determined under the provisions of the Plan.

9.3 Certification of Achievement of Performance Goals. At the end of the Plan Year and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant’s Target Incentive Award percentage, multiplied by his Base Salary and (ii) percent satisfaction of performance goals (as certified by the Committee). Final Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the pre-established performance goals.

9.4 Non-adjustment of Performance Goals. Once established, performance goals shall not be changed during the Plan Year except as permitted consistent with the qualified performance-based compensation exception under Section 162(m) of the Code.

9.5 Discretionary Adjustments. The Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant. For any Final Award or portion of a Final Award designated to be “performance-based compensation” under Section 162(m) of the Code, the Committee shall not retain any right to increase any amount otherwise determined under the provisions of the Plan.

SECTION 10. AMENDMENT AND MODIFICATION

10.1 Amendment by Board . Subject to applicable laws, rules, and regulations, the Board, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or may suspend or terminate the Plan entirely, by written resolution or other formal action reflected in writing.

10.2 Delegation of Amendment Authority. The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of Textron. The Board may, to the extent permitted by applicable law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

SECTION 11. MISCELLANEOUS

11.1 Jurisdiction, Venue and Governing Law. Except as to matters of federal law, the Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of Rhode Island. Any dispute, controversy or claim arising out of or relating to the Plan or any award under the Plan shall be brought only in a court of competent jurisdiction in the State of Rhode Island, and no other court, agency or tribunal shall have jurisdiction to resolve any such dispute, controversy or claim.

11.2 Withholding Taxes. The Company and its Subsidiaries shall have the right to deduct from all payments under the Plan any federal, state, local and/or foreign income, employment or other applicable payroll taxes required by law to be withheld with respect to such payments.

11.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

11.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

11.6 Successors. All obligations of the Company and its Subsidiaries under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.7 Compliance With Code Section 409A. The Plan is intended, and shall be interpreted, to provide compensation that is exempt from Code Section 409A under the short-term deferral rule (unless a Participant makes a valid deferral election under a separate plan). The Company does not warrant that the Plan will comply with Code Section 409A with respect to any Participant or with respect to any payment, however. In no event shall the Company; any affiliate of the Company; any director, officer, or employee of the Company or an affiliate; or any member of the Committee be liable for any additional tax, interest, or penalty incurred by a Participant as a result of the Plan’s failure to satisfy the requirements of Code Section 409A, or as a result of the Plan’s failure to satisfy any other requirements of applicable tax laws.

Appendix B

TEXTRON INC.

2007 LONG-TERM INCENTIVE PLAN

(AMENDED AND RESTATED AS OF APRIL 28, 2010)

(Share numbers adjusted to reflect stock splits)

1. Purposes of the Plan

The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase shareholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

Upon the Effective Date, no further Awards will be granted under the Prior Plan.

2. Definitions and Rules of Construction

(a)    Definitions.    For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Affiliate” means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Share Unit or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in paper, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change of Control” means:

(i) Any “person” or “group” (within the meaning of Sections 13 (d) and 14 (d)(2) of the Exchange Act other than the Company, any “person” who on the Effective Date was a director or officer of the Company, any trustee or other fiduciary holding Common Stock under an employee benefit plan of the Company or a Subsidiary, or any corporation which is owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of the Company, or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period (or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board, or

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

If an Award is subject to Section 409A of the Code, the payment or settlement of the Award shall accelerate upon a Change of Control only if the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code. Any adjustment to the Award that does not affect the Award’s status under Section 409A (including, but not limited to, accelerated vesting or adjustment of the amount of the Award) may occur upon a Change in Control as defined in the Plan, regardless of whether the event also constitutes a change in control under Section 409A. Notwithstanding the foregoing, with respect to any Award granted after April 28, 2010, for purposes of clause (iii) and (iv) above a “Change of Control” shall be deemed to occur only upon consummation (and not upon approval) of a transaction described in such clauses.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

“Committee” means the Organization and Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NYSE; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

“Common Stock” means the common stock of the Company, par value $0.125 per share, or such other class of share or other securities as may be applicable under Section 13 of the Plan.

“Company” means Textron Inc., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

“Early Retirement” means the attainment of age 60, or age 55 with 10 years of service, or 20 years of service.

“Effective Date” means April 25, 2007, the date on which the Plan was approved by the shareholders of the Company.

“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the closing selling price of a share of Common Stock on the relevant date of determination as reported on the composite tape for securities listed on the NYSE, or such national securities exchange as may be designated by the Committee. If there were no sales on the relevant date, the fair market value shall equal the closing share price on the most recent day preceding the relevant date during which a sale occurred.

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit, Performance Stock, Performance Share Unit, or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the same meaning as “parent corporation” set forth in Section 424(e) of the Code.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means a Target Number of Shares granted pursuant to Section 10(b) of the Plan.

“Performance Target” means the performance measures established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Document.

“Performance Share Unit” means a right to receive a Target Number of Shares or cash in the future granted pursuant to Section 10(c) of the Plan.

“Permitted Transferees” means (i) a Participant’s Family Member, (ii) one or more trusts in which Family Members have more than fifty percent of the beneficial interest, (iii) a foundation in which the Participant or Family Members control the management of assets; or (iv) any other entity in which the Participants or Family Members own more than fifty percent of the voting interests.

“Plan” means this Textron Inc. 2007 Long-Term Incentive Plan, as amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Prior Plan” means the 1999 Long-Term Incentive Plan, as amended and restated from time to time.

“Restricted Stock” means one or more Shares granted pursuant to Section 8(b) of the Plan.

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(c) of the Plan.

“Shares” means shares of Common Stock, as may be adjusted pursuant to Section 13(b).

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest greater than 50% and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of

Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the shareholders of such company or other entity.

“Target Number” means, if applicable, the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

(b)    Rules of Construction.    The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. Administration

(a)    Committee.    The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i) select the Participants from the Eligible Individuals;

(ii) grant Awards in accordance with the Plan;

(iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;

(v) subject to Sections 6(g), 16 and 17(e) of the Plan, amend the terms and conditions of an Award after the granting thereof;

(vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii) construe and interpret any Award Document delivered under the Plan;

(viii) make factual determinations in connection with the administration or interpretation of the Plan;

(ix) adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(x) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

(xi) vary the terms of Awards to Participants in non-US jurisdictions to take account of local tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;

(xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

(xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)    Plan Construction and Interpretation.    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)    Determinations of Committee Final and Binding.    All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the

Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d)    Delegation of Authority.    To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) who are executive officers whose compensation may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code, or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d). In addition, notwithstanding the foregoing, an independent Committee of the Board is required to approve any grants under this plan to non-employee directors.

(e)    Liability of Committee.    Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f)    Action by the Board.    Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4. Eligibility

(a)    Eligible Individuals.    Awards may be granted to employees and Non-Employee Directors of the Company or any of its Subsidiaries; provided, however, that only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

(b)    Grants to Participants.    The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5. Shares Subject to the Plan

(a)    Plan Limit.    Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 12,000,000 plus any Shares that become available for issuance upon cancellation, forfeiture, or expiration of awards granted under the Prior Plan without having been exercised or settled. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. No more than 12,000,000 Shares may be issued pursuant to Incentive Stock Options.

(b)    Rules Applicable to Determining Shares Available for Issuance.    The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards that are both denominated and intended to be settled in Shares and, for all other awards, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised, will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards that are both denominated and intended to be settled in Shares under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that is settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

(c)    Special Limits.    Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Sections 5(b) and 13 of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

(i) the maximum number of Shares that may be issued pursuant to awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Share Units and Other Awards that are payable in Shares granted under the Plan shall equal 3,000,000 Shares in the aggregate.

(ii) the maximum number of Shares that may be made subject to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 400,000 Shares, and if any Option or Stock Appreciation Right is forfeited, cancelled or otherwise expires for any reason without having been exercised, the Shares subject to such Option or Stock Appreciation Right shall be included in the determination of the aggregate number of Shares issued to such employee under the Plan.

(iii) the maximum amount of Awards (other than those Awards set forth in Section 5(c)(ii)) that may be (1) awarded to any Eligible Individual in any calendar year (with respect to Awards settled in Shares) is 400,000 Shares measured as of the date of grant, or (2) paid to any Eligible Individual in any calendar year (with respect to Awards settled in cash) is $15 million; and

(iv) A maximum of five percent (5%) of the aggregate number of Shares available for issuance under the Plan may be issued as Restricted Stock, Restricted Stock Units, Performance Stock, or Performance Share Units, having no minimum vesting period as specified in Sections 8(a) and 10(a).

(d) Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).

6. Awards in General

(a)    Types of Awards.    Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Share Units and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)    Terms Set Forth in Award Document.    The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The Committee shall exercise this discretion only in the event of death, disability, Change of Control, retirement, or termination without cause. If an Award is subject to Section 409A of the Code, or if an Award is intended to qualify as “performance-based compensation” for purposes of Section 409A or Section 162(m) of the Code, the Committee shall have discretion to alter the terms of the Award only to the extent that the alteration would not cause the Award to fail to satisfy the requirements of Section 409A or the “performance-based compensation” exemption under Section 162(m), respectively. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c)    Termination of Employment.    The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, alter the form of payment, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time. If an Award is subject to Section 409A of the Code, or if an Award is intended to qualify as “performance-based compensation” for purposes of Section 409A or Section 162(m) of the Code, the Committee shall have discretion to alter the terms of the Award only to the extent that the alteration would not cause the Award to fail to satisfy the requirements of Section 409A or the “performance-based compensation” exemption under Section 162(m), respectively.

(d)    Change of Control.    (i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider appropriate, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or (D) permitting or requiring Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference, if any, between the highest price paid for a Share in the Change of Control transaction and the Exercise Price of the Award. If an Award is subject to Section 409A of the Code, the Committee shall have discretion to alter the terms of the Award only to the extent that the alteration would not cause the Award to fail to satisfy the requirements of Section 409A. In addition, except as otherwise specified in an Award Document (or a Participant’s written employment agreement with the Company or any Subsidiary):

(1) any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change of Control shall become immediately exercisable;

(2) any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective date of the Change of Control shall lapse;

(3) the Performance Targets with respect to all Performance Share Units, Performance Stock and other performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Change of Control shall be deemed to have been attained at the specified target level of performance;

(4) the vesting of all Awards denominated in Shares outstanding as of the effective date of the Change of Control shall be accelerated; and

(5) any Award that became earned or vested as a result of the Change in Control shall be paid in full within 30 days after the vesting date (unless the payment would constitute an impermissible acceleration of a distribution that is subject to Section 409A of the Code, in which case the payment shall be made on the original distribution date).

(ii) Subject to applicable laws, rules and regulations, the Committee may provide, in an Award Document or subsequent to the grant of an Award for the accelerated vesting, exercisability and/or the deemed attainment of a Performance Target with respect to an Award upon specified events similar to a Change of Control.

(iii) Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 16, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.

(e)    Dividends and Dividend Equivalents.    The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any payment or reinvestment of dividends (including the time and form in which reinvested dividends will be paid to the Participant) must be specified in the Award Document when the Award is granted and must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Dividends or dividend equivalents that are paid currently with respect to any non-vested Award generally shall be paid at the same time as dividends are paid to the Company’s shareholders, and in no event later than 2 1/2 months after the end of the year in which the dividend record date falls. Dividends or dividend equivalents that are reinvested with respect to any non-vested Award shall vest and be paid out at the same time and under the same conditions as the underlying Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

(f)    Rights of a Shareholder.    A Participant shall have no rights as a shareholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his or her nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13.

(g)    Performance-Based Awards.    (i) The Committee may determine whether any Award (or portion of an Award) under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards (or portions of Awards) designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets will consist of specified levels of one or more of the following performance criteria as the Committee deems appropriate: operating cash flows from continuing operations, operating working capital, free cash flow, revenues, segment profit, corporate expenses, special charges, gain (loss) on sale of business, income from continuing operations, net income, EBITDA—earnings before interest, taxes, depreciation and amortization, EBIT—earnings before interest and taxes, EPS—earnings per share, as adjusted EPS, ROA—return on assets, ROS—return on sales, ROE—return on equity, ROIC—return on invested capital, WACC—weighted average cost of capital, total shareholder return, stock price appreciation, growth in managed assets, organic growth, cost performance, net cost reductions, inventory turns, selling and administrative expense as a percentage of sales, days sales outstanding, ratio of income to fixed charges, segment profit margins, total profit margin, EVA—economic value added, intrinsic value and effective income tax rate, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. In addition, for Awards or portions of Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

(ii) The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Participant will be assigned a Target Number payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of Award grant and to the extent permitted by Code Section 162(m) and the regulations and interpretive rulings thereunder, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may such payment exceed the limits set forth in Section 5(c). Similarly, the Committee may establish a payment that is below the Target Number but above a threshold level of payment if performance is below established Performance Targets. The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets. Notwithstanding the above, for any Award or portion of an Award designated to be “performance-based compensation” under Section 162(m) of the Code, the Committee does not retain any right to increase any amount otherwise determined under the provisions of the Plan and the Award.

(h)    Deferrals.     All Awards that are subject to a substantial risk of forfeiture when granted shall be paid to the Participant in a lump sum (in cash, Shares, or a combination of the two) no later than the end of the year in which the Award vests (or, if later, by the 15th day of the third calendar month after the Award vests), unless the Participant has made a valid election under a deferred compensation plan sponsored by the Company to defer all or part of the Award. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee at the time of grant. No Option or Stock Appreciation Right shall include a right to defer gain upon exercise or any other deferral feature.

(i)    Repricing of Options and Stock Appreciation Rights.    Notwithstanding anything in the Plan to the contrary, except as may be specifically authorized by the Company’s shareholders, at any time when the exercise price of a Option or Stock Appreciation Right is above the Fair Market Value of a Share, the Company shall not reduce the exercise price of such Option or Stock Appreciation Right and shall not exchange such Option or Stock Appreciation Right for a new Award with a lower (or no) exercise price or for cash The foregoing shall not (i) prevent adjustments pursuant to Section 13 or (ii) apply to grants of Substitute Awards.

(j) One-Time Option Exchange. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Options, be tendered to the Company in exchange for the issuance of a lesser amount of Options with a lower exercise price, provided that such one-time-only option exchange offer is commenced within six months of the date of such shareholder approval.

7. Terms and Conditions of Options

(a)    General.    The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)    Exercise Price.    The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and, with respect to Incentive Stock Options, Section 424 of the Code and may be less than one hundred percent (100%) of the Fair Market Value.

(c)    Term.    An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.

(d)    Exercise; Payment of Exercise Price.    Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

(e)    Incentive Stock Options.    The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the Plan after February 28, 2017, the tenth (10th) anniversary of the date on which the Plan was adopted by the Board. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units

(a)    Minimum Vesting Provisions.    Restricted Stock or Restricted Stock Units settled in Shares that are granted without any other performance-based qualification criteria other than the Participant’s continued service shall have a minimum period of restriction of three (3) years. Performance-based grants shall feature a minimum period of restriction of one (1) year. Awards of Restricted Stock or Restricted Stock Units shall not be deemed to lack a minimum period of restriction solely because they vest before the end of the period in the event of the Participant’s death, disability or retirement, including Early Retirement, or in the event of a Change of Control.

(b)    Restricted Stock.    The Committee, in its discretion, may grant Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

(c)    Restricted Stock Units.    The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Stock Units shall become Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

9. Stock Appreciation Rights

(a)    General.    The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or a combination of cash and Shares having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed ten (10) years.

(b)    Stock Appreciation Rights in Tandem with Options.    A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of Shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10. Terms and Conditions of Performance Stock and Performance Share Units

(a)    Minimum Vesting Provisions.    Performance Stock or Performance Share Units shall feature a minimum period of restriction of one (1) year. Awards of Performance Stock or Performance Share Units shall not be deemed to lack a minimum period of restriction solely because they vest before the end of the period in the event of the Participant’s death, disability or retirement, including Early Retirement, or in the event of a Change of Control.

(b)    Performance Stock.    The Committee may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

(c)    Performance Share Units.    The Committee, in its discretion, may grant Performance Share Units to Eligible Individuals. A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Number of Shares or cash based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of Shares or cash, or a combination of Shares and cash.

11. Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity- or cash-based Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments or settlement in Shares. To the extent that any such Awards which constitute “full value” awards are to be settled in Shares and are performance-based, the minimum period of restriction shall be one (1) year. Awards which constitute “full value” awards and are to be settled in Shares that have no performance-based criteria other than the Participant’s continued service shall have a minimum period of restriction of three (3) years.

12. Certain Restrictions

(a)    Transfers.    No Award shall be transferable other than pursuant to a beneficiary designation under Section 12(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)    Award Exercisable Only by Participant.    During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

(c)    Beneficiary Designation.    The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit shall be determined under the Company’s Group Life Insurance Plan. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company’s Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation under the Company’s Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the Participant’s estate.

13. Recapitalization or Reorganization

(a)    Authority of the Company and Shareholders.    The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Change in Capitalization.    Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the sole discretion of the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding

Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14. Term of the Plan

Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. No Incentive Stock Option may be granted under the Plan after February 28, 2017, the tenth (10th) anniversary of the date on which the Plan was adopted by the Board. To the extent (but only to the extent) required by Section 162(m) of the Code, no Award that is intended to be “performance-based compensation” under Section 162(m) shall be granted after the first shareholder meeting in 2012 unless the material terms of the performance goal for the Award have been disclosed to and reapproved by shareholders before that date.

15. Effective Date

The Plan shall become effective on the Effective Date.

16. Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of NYSE and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company. For the avoidance of doubt, except for adjustments pursuant to Section 13, no amendment or modification to the Plan will be effective without the approval of the shareholders of the Company if such amendment or modification would (i) increase benefits to Participants, (ii) increase the number of Shares reserved for issuance under the Plan or (iii) modify the requirements for participation in the Plan. The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of its authority to amend the Plan to the Committee or to one or more officers of the Company. The Board may, to the extent permitted by applicable law, authorize the Committee to make a further delegation of its authority to amend the Plan.

17. Miscellaneous

(a)    Tax Withholding.    The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by the Company withholding Shares that would otherwise be received by such individual or repurchasing Shares that were issued to the Participant to satisfy the (i) minimum statutory withholding rates within the United States, or (ii) in accordance with local tax jurisdictions outside the United States, as applicable, for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)    No Right to Awards or Employment.    No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)    Securities Law Restrictions.    An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such Shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)    Section 162(m) of the Code.    The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award (or portion of an Award), compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards or portions of Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(e)    Section 409A of the Code.    Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without the consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

(f)    Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States.    To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or reside outside of the United States or to persons who are domiciled or reside in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(g)    Satisfaction of Obligations.    Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(h)    No Limitation on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(i)    Unfunded Plan.    The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated to, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(j)    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(k)    Application of Funds.    The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(l)    Award Document.    In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(m)    Headings.    The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(n)    Severability.    If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(o)    Expenses.    The costs and expenses of administering the Plan shall be borne by the Company.

(p)    Jurisdiction, Venue and Governing Law.    Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Rhode Island. Any dispute, controversy or claim arising out of or relating to the Plan or any award under the Plan shall be brought only in a court of competent jurisdiction in the State of Rhode Island, and no other court, agency or tribunal shall have jurisdiction to resolve any such dispute, controversy or claim.

(q) Compliance with Individual Tax Requirements. The Plan is intended, and shall be interpreted, to provide compensation that is exempt from Section 409A , or that complies with the applicable requirements of Section 409A. The Company does not warrant that the Plan will comply with Section 409A of the Code with respect to any Participant or with respect to any payment, however. In no event shall the Company; any Subsidiary; any director, officer, or employee of the Company or a Subsidiary; or any member of the Committee be liable for any additional tax, interest, or penalty incurred by a Participant as a result of the Plan’s failure to satisfy the requirements of Section 409A of the Code, or as a result of the Plan’s failure to satisfy any other requirements of applicable tax laws.

ANNUAL MEETING OF SHAREHOLDERS OF

TEXTRON INC.

Wednesday, April 25, 2012, 11:00 a.m. EDT

The Westin Providence

One West Exchange Street

Providence, Rhode Island

1                             ¢

TEXTRON INC.

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of

Shareholders, April 25, 2012

The undersigned hereby appoint(s) Scott C. Donnelly, Frank T. Connor and E. Robert Lupone, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Textron Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on Wednesday, April 25, 2012, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

This card also constitutes voting instructions to the trustees under the Textron savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Textron Inc. held by the trustees under the plans, as described in the proxy statement.

(Continued and to be signed on the reverse side)

COMMENTS:

¢	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

TEXTRON INC.

Wednesday, April 25, 2012, 11:00 a.m. EDT

The Westin Providence

One West Exchange Street

Providence, Rhode Island

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2012

The Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders,

the Annual Report to Shareholders for the fiscal year ended December 31, 2011 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.textron.com/Investor Relations—Annual Report & Proxy Materials.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■ 00003333330303030300 9	042512

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW

AND “FOR” PROPOSALS 7, 8, 9 AND 10.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed herein and FOR proposals 7, 8, 9 and 10 or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEXTRON THE EXPENSE OF ADDITIONAL SOLICITATION.

The Board of Directors recommends that you vote “FOR” the nominees listed below.
		FOR	AGAINST	ABSTAIN
	1. Scott C. Donnelly	☐	☐	☐
	2. James T. Conway	☐	☐	☐
	3. Lawrence K. Fish	☐	☐	☐
	4. Paul E. Gagné	☐	☐	☐
	5. Dain M. Hancock	☐	☐	☐
	6. Lloyd G. Trotter	☐	☐	☐
The Board of Directors recommends that you vote “FOR” proposal 7.
	7. Approval of the advisory (non-binding) resolution to approve executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote “FOR” proposal 8.

	8. Approval of material terms of the performance goals under the Textron Inc. Short-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends that you vote “FOR” proposal 9.

	9. Approval of material terms of the performance goals under the Textron Inc. 2007 Long-Term Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	The Board of Directors recommends that you vote “FOR” proposal 10.
	10. Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.
■	■

ANNUAL MEETING OF SHAREHOLDERS OF

TEXTRON INC.

Wednesday, April 25, 2012, 11:00 a.m. EDT

The Westin Providence

One West Exchange Street

Providence, Rhode Island

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/by phone until 11:59 p.m. EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2012. The Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended December 31, 2011 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.textron.com/Investor Relations—Annual Report & Proxy Materials.

¯    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    ¯

■ 00003333330303030300 9	042512

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW

AND “FOR” PROPOSALS 7, 8, 9 AND 10.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed herein and FOR proposals 7, 8, 9 and 10 or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications electronically exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

If you vote by telephone or through the Internet, please DO NOT mail back this proxy card.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY, OR SUBMIT YOUR VOTE OR BY TELEPHONE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEXTRON THE EXPENSE OF ADDITIONAL SOLICITATION.

The Board of Directors recommends that you vote “FOR” the nominees listed below.
		FOR	AGAINST	ABSTAIN
	1. Scott C. Donnelly	☐	☐	☐
	2. James T. Conway	☐	☐	☐
	3. Lawrence K. Fish	☐	☐	☐
	4. Paul E. Gagné	☐	☐	☐
	5. Dain M. Hancock	☐	☐	☐
	6. Lloyd G. Trotter	☐	☐	☐
The Board of Directors recommends that you vote “FOR” proposal 7.
	7. Approval of the advisory (non-binding) resolution to approve executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote “FOR” proposal 8.
	8. Approval of material terms of the performance goals under the Textron Inc. Short-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends that you vote “FOR” proposal 9.
	9. Approval of material terms of the performance goals under the Textron Inc. 2007 Long-Term Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	The Board of Directors recommends that you vote “FOR” proposal 10.
	10. Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.
■	■